Goldman SachsFunds V A L U E E Q U I T Y F U N D SAnnual Report August 31, 2003 Long-term capital appreciation potential through portfolios of quality businesses that are believed to be undervalued.

Goldman Sachs Value Equity Funds GOLDMAN SACHS LARGE CAP VALUE FUND GOLDMAN SACHS GROWTH AND INCOME FUND GOLDMAN SACHS MID CAP VALUE FUND GOLDMAN SACHS SMALL CAP VALUE FUND NOT FDIC-INSURED May Lose Value No Bank Guarantee

G O L D M A N S A C H S VA L U E E Q U I T Y F U N D S What Differentiates Goldman Sachs’ Value Equity Investment Process? Goldman Sachs’ Value Equity Team believes that all successful investing should thoughtfully weigh two important attributes of a stock: price and prospects. Through independent fundamental research, the Team seeks to identify and invest in quality businesses that are selling at compelling valuations. 1E M P H A S I Z E F I R S T H A N D F U N D A M E N T A L R E S E A R C H At the heart of our value investment philosophy is a belief in the rigorous analysis of business fundamentals. Our approach includes: Meetings with management teams and on-site company visits GOLDMAN SACHS’Industry-specific, proprietary financial and valuation models VALUE EQUITYAssessment of management quality INVESTMENT PROCESS Analysis of each company’s competitive position and industry dynamics Interviews with competitors, suppliers and customers 1 2B U Y B U S I N E S S E S T H AT R E P R E S E N T C O M P E L L I N G V A L U E EMPHASIZE FIRSTHAND FUNDAMENTAL RESEARCHWe seek to invest in companies: 3When market uncertainty exists When their economic value is not recognized by the market 2 3B U Y C O M P A N I E S W I T H Q U A L I T Y C H A R A C T E R I S T I C S BUY BUSINESSES THATWe buy companies with quality characteristics. For us, this means companies that have: REPRESENT COMPELLING VALUESustainable operating earnings or cashflow, or competitive advantage 3Excellent stewardship of capital Capability to earn above their cost of capital Strong or improving balance sheets and cash flow 3 BUY COMPANIES WITHR E S U LT QUALITY CHARACTERISTICS Value portfolios that offer: Capital appreciation potential as each company’s true value is recognized in the marketplace Investment style consistency 1

P O R T F O L I O R E S U LT S Large Cap Value Fund Dear Shareholder: This report provides an overview on the performance of the Goldman Sachs Large Cap Value Fund during the one-year reporting period that ended August 31, 2003. Performance Review Over the one-year period that ended August 31, 2003, the Fund’s Class A, B, C, Institutional, and Service Shares generated cumulative total returns, without sales charges, of 7.77%, 6.92%, 7.03%, 8.27%, and 7.74%, respectively. These returns compare to the 11.63% cumulative total return of the Fund’s benchmark, the Russell 1000 Value Index (with dividends reinvested). The Fund performed well in absolute terms during the reporting period but lagged its benchmark, the Russell 1000 Value Index. Our emphasis on quality will typically cause the Fund to underperform during periods when investors are willing to assume greater risk and pursue more speculative and lower quality stocks. This time period can be characterized as such an environment. Our relative underperformance was broad based across the majority of sectors, an indication that our relative underperformance was due to our quality emphasis being out of favor in the market rather than an issue with our stock selection. In other words, no individual holdings were responsible for the Fund’s underperformance. Rather, most of the stocks in the portfolio participated in the upward trend of the market, but not as fully as those held in the benchmark. Looking at the market from a sector standpoint, the Fund’s Technology and Services stocks detracted from relative performance during the year. In particular, holdings in these sectors such as CDW Corp. and SBC Communications, Inc. did not perform as well as those in the benchmark. In addition, Freddie Mac and General Dynamics were a drag on performance. Freddie Mac declined after it announced a management shakeup surrounding its need to restate earnings. We reduced the Fund’s position during the s ummer, but continue to believe in Freddie Mac’s long-term potential. During the first part of 2003, General Dynamics experienced a price decline. While its defense businesses have performed well, a significant exposure to declining prices of business jets continues to hurt its Gulf Stream unit. Our concern that the business cycle may be quite deep and prolonged prompted us to eliminate the stock from the portfolio. While it seems that the recent strength in stock prices has reflected investors’ increased optimism rather than improving fundamentals, it is difficult to predict what the remainder of the year will bring. However, exuberant markets tend to be short-lived and we believe that low quality companies are likely to underperform over the long run. Therefore, we remain forward looking and long-term in our investment approach. We also continue to focus on firsthand fundamental research as we construct our port folios from the bottom up. In summary, we maintain our emphasis on high quality businesses — in terms of competitive positioning, financial strength, and management experience — at prices we assess to be attractive. We believe companies with these attributes will perform well over time. 2

P O R T F O L I O R E S U LT S Portfolio Composition We remain committed to finding and investing in those companies with good business models, high or improving return on invested capital, and quality management. Despite the recent exuberance in the market, we believe valuations are still unwarranted in some sectors and balance sheets are not as repaired as perceived. Furthermore, as we meet with managements, we are not seeing the same level of optimism about a recovery in their respective businesses. Overall demand remains weak, and overcapacity and poor pr icing plagues many sectors. As such, we believe that we have positioned the portfolio accordingly given this environment. Portfolio Highlights While the Fund underperformed its benchmark during the reporting period there were a number of holdings that contributed positively to absolute performance: Citigroup, Inc. — Citigroup is the largest holding in the Fund. It was aided over the period by the strong capital markets and continues to benefit from its broadly diverse business mix, both by product and geographically. The Home Depot, Inc. — Home Depot enjoyed improving sales growth during the reporting period. In addition, the company benefited from its successful implementation of internal changes that have allowed it to improve margins and profitability. Countrywide Financial Corp. — While Countrywide Financial experienced some declines in servicing revenues, it rode the wave of mortgage refinancing and experienced record quarters in mortgage originations. As always, we appreciate your investment and look forward to earning your continued confidence in the years to come. Goldman Sachs Value Investment Team New York, September 15, 2003 3

F U N D B A S I C S Large Cap Value Fund as of August 31, 2003 Assets Under Management P E R F O R M A N C E R E V I E W Fund Total Return Russell 1000 $345.7 Million September 1, 2002-August 31, 2003(based on NAV)1Value Index2 Class A7.77%11.63% Class B6.9211.63 Number of Holdings Class C7.0311.63 Institutional 8.2711.63 87Service7.7411.63 1The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges. N A S D A Q S Y M B O L S 2The unmanaged Russell 1000 Value Index (with dividends reinvested) is a market capitalization weighted index of the 1,000 largest U.S. companies with lower price-to-book ratios and lower forecasted growth values. The Index figures do not reflect any deduction of fees, expenses or taxes. Class A Shares S T A N D A R D I Z E D T O T A L R E T U R N S 3 GSLAX For the period ended 6/30/03Class AClass BClass CInstitutionalService One Year-5.89%-6.08%-2.13%0.07%-0.43% Class B SharesSince Inception-1.86-1.89-1.070.08-0.28 (12/15/99) GSVBX3The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at net asset value. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Beca use Class C Shares Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. Total return figures in the above charts represent past performance and do not indicate future results, GSVCXwhich will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor’s shares, when redeemed, may be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Institutional Shares GSLIXT O P 1 0 H O L D I N G S A S O F 8 / 3 1 / 0 3 4 Holding% of Total Net AssetsLine of Business Citigroup, Inc.4.6%Banks Service Shares Exxon Mobil Corp.3.3Energy Resources Bank of America Corp.3.0Banks GSVSXConocoPhillips2.8Energy Resources Wells Fargo & Co.2.5Banks The Home Depot, Inc.2.4Retail Apparel The Procter & Gamble Co.2.3Home Products Chevron Texaco Corp.2.2Energy Resources Praxair, Inc.2.0Chemicals RenaissanceRe Holdings Ltd.1.9Property Insurance 4The top 10 holdings may not be representative of the Fund’s future investments. 4

P O R T F O L I O R E S U LT S Growth and Income Fund Dear Shareholder, This report provides an overview on the performance of the Goldman Sachs Growth and Income Fund during the one-year reporting period that ended August 31, 2003. Performance Review Over the one-year period that ended August 31, 2003, the Fund’s Class A, B, C, Institutional, and Service Shares generated cumulative total returns, without sales charges, of 8.25%, 7.43%, 7.39%, 8.63%, and 8.14%, respectively. These returns compare to the 12.07% cumulative total return of the Fund’s benchmark, the S&P 500 Index (with dividends reinvested). While the Fund performed well in absolute terms, it lagged its benchmark, the S&P 500 Index. Our emphasis on quality will typically cause the Fund to underperform during periods when investors are willing to assume greater risk and pursue more speculative and lower quality stocks. This time period can be characterized as such an environment. Our relative underperformance was broad based across the majority of sectors, an indication that our relative performance was due to our quality emphasis being out of favor in the market rather than an issue with our stock selection. In other words, no individual holdings were responsible for the Fund’s underperformance. Rather, most of the stocks in the portfolio participated in the upward trend of the market, but not as fully as those held in the benchmark. Individual stocks that detracted from performance included Freddie Mac and General Dynamics. Freddie Mac declined after it announced a management shakeup surrounding its need to restate earnings. We reduced the Fund’s position during the summer, but continue to believe in Freddie Mac’s long-term potential. During the first part of the 2003, General Dynamics experienced a price decline. While its defense businesses have performed well, a significant exposure to declining prices of business jets con tinues to hurt its Gulf Stream unit. Our concern that the business cycle may be quite deep and prolonged prompted us to eliminate the stock from the portfolio. Other detractors from performance included Altria Group and SBC Communications. During the reporting period we sold Altria due to the risks surrounding issues with its Kraft business line, deteriorating fundamentals in the cigarette business, and uncertainty surrounding some of its pending litigation cases. SBC Communications, Inc. declined due to uncertainty regarding an FCC ruling against deregulation. In addition, the company faces intense competitive pressures in both the DSL and long-distance markets. While it seems that the recent strength in stock prices has reflected investors’ increased optimism rather than improving fundamentals, it is difficult to predict what the remainder of the year will bring. However, exuberant markets tend to be short lived and we believe that low quality companies are likely to underperform over the long run. Therefore, we remain forward looking and long-term in our investment approach. We also continue to focus on firsthand fundamental research as we construct our port folios from the bottom up. In summary, we maintain our emphasis on high quality businesses — in terms of competitive positioning, financial strength, and management experience — at prices we assess to be attractive. We believe companies with these attributes will perform well over time. 5

P O R T F O L I O R E S U LT S Portfolio Composition We remain committed to finding and investing in those companies with good business models, high or improving return on invested capital, and quality management. Despite the recent exuberance in the market, we believe valuations are still unwarranted in some sectors and balance sheets are not as repaired as perceived. Furthermore, as we meet with managements, we are not seeing the same level of optimism about a recovery in their respective businesses. Overall demand remains weak, and overcapacity and poor pr icing plagues many sectors. As such, we believe that we have positioned the portfolio accordingly given this environment. Portfolio Highlights While the Fund underperformed its benchmark during the reporting period, there were a number of holdings that enhanced results, including the following: Citigroup, Inc. — Citigroup was a positive contributor to performance as the company continues to maintain its strong market-share position. It also benefited from its strong balance sheet and ability to perform well in a variety of market conditions. Avon Products, Inc. — Avon enhanced results during the fiscal year. The company, with its strong global direct-selling franchise, has benefited from low capital expenditure requirements and steady free cash flow generation. Wyeth — Wyeth was another top contributor to performance. The company has one of the strongest existing product offerings among its peers. In addition, Wyeth has been minimally exposed to patent expiration/generic drug issues that plague some of its competitors. As always, we appreciate your investment and look forward to earning your continued confidence in the years to come. Goldman Sachs Value Investment Team New York, September 15, 2003 6

F U N D B A S I C S Growth and Income Fund as of August 31, 2003 Assets Under Management P E R F O R M A N C E R E V I E W Fund Total Return $498.7 Million September 1, 2002-August 31, 2003(based on NAV)1S&P 500 Index2 Class A8.25%12.07% Class B7.4312.07 Number of Holdings Class C7.3912.07 Institutional 8.6312.07 93Service8.1412.07 1The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges. 2The S&P 500 Index (with dividends reinvested) is the Standard & Poor’s 500 Composite Stock Price N A S D A Q S Y M B O L S Index of 500 stocks, an unmanaged index of common stock prices. The Index figures do not reflect any deduction for fees, expenses or taxes. Class A Shares S T A N D A R D I Z E D T O T A L R E T U R N S 3 GSGRX For the period ended 6/30/03Class AClass BClass CInstitutionalService One Year-5.70%-5.90%-2.00%-0.19%-0.31% Class B SharesFive Years-6.42-6.43-6.07-4.94-5.43 Ten Years6.27N/AN/AN/A6.814 Since Inception6.222.04-4.302.976.744 GSGBX(2/5/93)(5/1/96) (8/15/97) (6/3/96)(2/5/93) 3The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at net asset value. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares, the assumed contingent deferred sales Class C Shares charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their GSGCXStandardized Total Returns. 4Performance data for Service Shares prior to March 6, 1996 (commencement of operations) is that of Class A Shares (excluding the impact of front-end sales charges applicable to Class A Shares since Service Shares are not subject to any sales charges). Performance of Class A Shares of the Growth and Income Fund reflects the expenses applicable to the Fund’s Class A Shares. The fees applicable Institutional Shares to Services Shares are different from those applicable to Class A Shares which impact performance ratings and rankings for a class of shares. Total return figures in the above charts represent past performance and do not indicate future GSIIXresults, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor’s shares, when redeemed, may be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distribution s or the redemption of Fund shares. Service Shares GSGSXT O P 1 0 H O L D I N G S A S O F 8 / 3 1 / 0 3 5 Holding% of Total Net AssetsLine of Business Citigroup, Inc.4.4%Banks Bank of America Corp.3.4Banks ConocoPhillips3.0Energy Resources Exxon Mobil Corp.2.9Energy Resources U.S. Bancorp2.1Banks ChevronTexaco Corp.2.0Energy Resources Praxair, Inc.1.9Chemicals Occidental Petroleum Corp.1.9Energy Resources KeyCorp1.7Banks The Procter & Gamble Co.1.7Home Products 5The top 10 holdings may not be representative of the Fund’s future investments.7

P O R T F O L I O R E S U LT S Mid Cap Value Fund Dear Shareholder, This report provides an overview on the performance of the Goldman Sachs Mid Cap Value Fund during the one-year reporting period that ended August 31, 2003. Performance Review Over the one-year period that ended August 31, 2003, the Fund’s Class A, B, C, Institutional, and Service Shares generated cumulative total returns, without sales charges, of 7.88%, 7.09%, 7.07%, 8.34%, and 7.83%, respectively. These returns compare to the 16.25% cumulative total return of the Fund’s benchmark, the Russell Midcap Value Index (with dividends reinvested). While the Fund performed well in absolute terms, it lagged its benchmark, the Russell Midcap Value Index. Our emphasis on quality will typically cause the Fund to underperform during periods when investors are willing to assume greater risk and pursue more speculative and lower quality stocks. This time period can be characterized as such an environment. Our relative underperformance was broad-based across the majority of sectors, an indication that our relative performance was due to our quality emphasis b eing out of favor in the market rather than an issue with our stock selection. In other words, no individual holdings were responsible for the Fund’s underperformance. Rather, most of the stocks in the portfolio participated in the upward trend of the market, but not as fully as those held in the benchmark. Looking at the market from a sector standpoint, the Fund’s Consumer Cyclical holdings were a drag on relative returns. Specific stocks that detracted from performance included Stanley Works and Jones Apparel Group Inc. We reduced and subsequently sold the Fund’s position in Stanley Works due to concerns over its deteriorating competitive position and earnings trends. Jones Apparel has experienced a difficult period due to uncertainty regarding the re-licensing of some of its clothing labels. Utilities were another area that detracted significantly from relative performance. While we believe Fund holdings such as Energy East Corp. and Entergy Corp. have the potential to perform well over the long term, they did not do as well as the Utility stocks in the benchmark. In addition, the Fund’s holding in FirstEnergy Corp. declined after strong performance through June 2003 on speculation that it was partly responsible for a massive blackout that affected the Northeast. While its seems that the recent strength in stock prices has reflected investors’ increased optimism rather than improving fundamentals, it is difficult to predict what the remainder of the year will bring. However, exuberant markets tend to be short lived and we believe that low quality companies are likely to underperform over the long run. Therefore, we remain forward looking and long-term in our investment approach. We also continue to focus on firsthand fundamental research as we construct our por tfolios from the bottom up. In summary, we maintain our emphasis on high quality businesses — in terms of competitive positioning, financial strength, and management experience — at prices we assess to be attractive. We believe companies with these attributes will perform well over time. 8

P O R T F O L I O R E S U LT S Portfolio Composition We remain committed to finding and investing in those companies with good business models, high or improving return on invested capital, and quality management. Despite the recent exuberance in the market, we believe valuations are still unwarranted in some sectors and balance sheets are not as repaired as perceived. Furthermore, as we meet with managements, we are not seeing the same level of optimism about a recovery in their respective businesses. Overall demand remains weak, and overcapacity and poor pr icing plagues many sectors. As such, we believe that we have positioned the portfolio accordingly given this environment. Portfolio Highlights While the Fund underperformed its benchmark during the reporting period there were a number of holdings that contributed positively to absolute performance: iStar Financial, Inc. — iStar Financial is the largest publicly traded provider of customized financing solutions to public and private owners of commercial real estate. During the reporting period, it was the Fund’s top contributor to performance. The stock price has benefited in part because of the firm’s free cash flow and good credit quality. Countrywide Financial Corp. — While Countrywide Financial experienced some declines in servicing revenues, it rode the wave of mortgage refinancing and experienced record quarters in mortgage originations. Integrated Circuit Systems, Inc. — Integrated Circuit Systems designs, develops, and markets silicon-timing devices for a number of high growth application segments. The company’s stock performed well during the period due to its successful strategy of new market penetration across a variety of their products. As always, we appreciate your investment and look forward to earning your continued confidence in the years to come. Goldman Sachs Value Investment Team New York, September 15, 2003 9

F U N D B A S I C S Mid Cap Value Fund as of August 31, 2003 Assets Under Management P E R F O R M A N C E R E V I E W Fund Total ReturnRussell Midcap $1.0 Billion September 1, 2002-August 31, 2003(based on NAV)1Value Index2 Class A7.88%16.25% Class B7.0916.25 Number of Holdings Class C7.0716.25 Institutional 8.3416.25 100 Service7.8316.25 1The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges. N A S D A Q S Y M B O L S 2The Russell Midcap Value Index (with dividends reinvested) is an unmanaged index of common stock prices that measures the performance of those Russell Midcap companies with lower price-to-book ratios and lower forecasted growth values. The Index figures do not reflect the deduction for fees, Class A Sharesexpenses or taxes. GCMAX S T A N D A R D I Z E D T O T A L R E T U R N S 3 For the period ended 6/30/03Class AClass BClass CInstitutionalService Class B SharesOne Year-8.94%-9.16%-5.31%-3.29%-3.73% Five Years4.484.474.866.065.55 GCMBXSince Inception5.395.485.6612.276.72 (8/15/97) (8/15/97) (8/15/97) (8/1/95) (7/18/97) 3The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at net asset value. These returns reflect a Class C Shares maximum initial sales charge of 5.5% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because GCMCXInstitutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. Total return figures in the above charts represent past performance and do not indicate future results, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor’s shares, when redeemed, may be worth more or less than their original Institutional Shares cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. GSMCX T O P 1 0 H O L D I N G S A S O F 8 / 3 1 / 0 3 4 Service SharesHolding% of Total Net AssetsLine of Business Praxair, Inc.2.6%Chemicals GSMSXiStar Financial, Inc.2.4Other REIT Energy East Corp.2.3Electrical Utilities RenaissanceRe Holdings Ltd. Series B1.8Property Insurance M&T Bank Corp.1.8Banks PartnerRe Ltd.1.8Property Insurance Rockwell Automation, Inc.1.8Heavy Electrical Federated Department Stores, Inc.1.8Retail Apparel Activision, Inc.1.8Computer Software Lamar Advertising Co.1.8Media 4The top 10 holdings may not be representative of the Fund’s future investments. 10

P O R T F O L I O R E S U LT S Small Cap Value Fund Dear Shareholder, This report provides an overview on the performance of the Goldman Sachs Small Cap Value Fund during the one-year reporting period that ended August 31, 2003. Performance Review Over the one-year period that ended August 31, 2003, the Fund’s Class A, B, C, Institutional, and Service Shares generated cumulative total returns, without sales charges, of 21.75%, 20.84%, 20.82%, 22.22%, and 21.60%, respectively. These returns compare to the 23.68% cumulative total return of the Fund’s benchmark, the Russell 2000 Value Index (with dividends reinvested). While the Fund performed very well in absolute terms, it lagged its benchmark, the Russell 2000 Value Index. Our emphasis on quality will typically cause the Fund to underperform during periods when investors are willing to assume greater risk and pursue more speculative and lower quality stocks. This time period can be characterized as such an environment. Our relative underperformance was broad based across the majority of sectors, an indication that our relative performance was due to our quality emphasi s being out of favor in the market rather than an issue with our stock selection. In other words, no individual holdings were responsible for the Fund’s underperformance. Rather, most of the stocks in the portfolio participated in the upward trend of the market, but not as fully as those held in the benchmark. Individual stocks that detracted from performance included Oneida Ltd., which has recently experienced poor sales due to the weakness in their end markets, and Tropical Sportswear Int’l Corp. Tropical Sportswear has experienced lower net sales and has suffered from others factors such as the need to sell excess inventory at reduced prices. Other detractors from performance included Caraustar Industries, Inc., the largest supplier of recycled paper, and Ducommun, Inc., an aerostructure and electromechan ical components manufacturer. Caraustar continued to decline as a result of poor market demand. Ducommun underperformed due to a manufacturing problem that caused a decline in fourth quarter 2002 earnings. However, the problem has since been corrected. While it seems that the recent strength in stock prices has reflected investors’ increased optimism rather than improving fundamentals, it is difficult to predict what the remainder of the year will bring. However, exuberant markets tend to be short lived and we believe that low quality companies are likely to underperform over the long run. Therefore, we remain forward looking and long-term in our investment approach. We also continue to focus on firsthand fundamental research as we construct our port folios from the bottom up. In summary, we maintain our emphasis on high quality businesses — in terms of competitive positioning, financial strength, and management experience — at prices we assess to be attractive. We believe companies with these attributes will perform well over time. 11

P O R T F O L I O R E S U LT S Portfolio Composition We remain committed to finding and investing in those companies with good business models, high or improving return on invested capital, and quality management. Despite the recent exuberance in the market, we believe valuations are still unwarranted in some sectors and balance sheets are not as repaired as perceived. Furthermore, as we meet with managements we are not seeing the same level of optimism about a recovery in their respective businesses. Overall demand remains weak, and overcapacity and poor pri cing plagues many sectors. As such, we believe that we have positioned the portfolio accordingly given this environment. Portfolio Highlights While the Fund underperformed its benchmark during the reporting period, there were a number of holdings that contributed positively to absolute returns: AirTran Holdings, Inc. — The Fund’s Transportation stocks generated strong results, led by our investment in AirTran. The company benefits from its low cost structure and continues to capture market share from its competitors. Wabash National Corp. and Hughes Supply, Inc. — Wabash has performed well due to increasing sales as demand for new trailers has increased. The company has also continued its efforts to make operational and financial improvements. Hughes Supply has surprised investors with better than expected profitability. Schnitzer Steel Industries, Inc. — Schnitzer Steel has a large recycling business in the U.S. and an international trading operation. The company has performed well as it has been able to capitalize on the shortage of scrap metal in Asia. As always, we appreciate your investment and look forward to earning your continued confidence in the years to come. Goldman Sachs Value Investment Team New York, September 15, 2003 12

F U N D B A S I C S Small Cap Value Fund as of August 31, 2003 Assets Under Management P E R F O R M A N C E R E V I E W Fund Total ReturnRussell 2000 $884.6 Million September 1, 2002-August 31, 2003(based on NAV)1Value Index2 Class A21.75%23.68% Class B20.8423.68 Number of Holdings Class C20.8223.68 Institutional22.2223.68 182Service21.6023.68 1The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges. 2The Russell 2000 Value Index (with dividends reinvested) is an unmanaged index of common stock N A S D A Q S Y M B O L S prices that measures the performance of those Russell 2000 companies with lower price-to-book ratios and lower forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes. Class A Shares S T A N D A R D I Z E D T O T A L R E T U R N S 3 GSSMX For the period ended 6/30/03Class AClass BClass CInstitutionalService One Year-6.23%-6.44%-2.50%-0.39%-0.88% Class B SharesFive Years3.943.934.295.525.00 Ten Years8.38N/AN/AN/A8.934 Since Inception10.488.416.227.4611.004 GSQBX (10/22/92) (5/1/96) (8/15/97) (8/15/97) (10/22/92) 3The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at net asset value. These returns reflect a Class C Sharesmaximum initial sales charge of 5.5% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12&nb sp;months of purchase). Because GSSCXInstitutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. 4Performance data for Service Shares prior to August 15, 1997 (commencement of operations) is that of the Class A Shares (excluding the impact of the front-end sales charge applicable to Class A Shares since Service Shares are not subject to any sales charges). Performance of Class A Shares of Institutional Sharesthe Small Cap Value Fund reflects the expenses applicable to the Fund’s Class A Shares. The fees applicable to Service Shares are different from those ap plicable to Class A Shares which impact performance ratings and rankings for a class of shares. GSSIXTotal return figures in the above charts represent past performance and do not indicate future results, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor’s shares, when redeemed, may be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund Service S haresdistributions or the redemption of Fund shares. GSSSXT O P 1 0 H O L D I N G S A S O F 8 / 3 1 / 0 3 5 Holding% of Total Net AssetsLine of Business Wabash National Corp.1.9%Industrial Components iShares Russell 2000 Value Index Fund1.8Security/Asset Management Ann Taylor Stores Corp.1.6Retail Apparel Agrium, Inc.1.3Chemicals Commercial Metals Co.1.3Mining Greater Bay Bancorp.1.3Banks Caraustar Industries, Inc.1.2Forest Hutchinson Technology, Inc.1.2Computer Hardware Hughes Supply, Inc.1.1Industrial Components MTC Technologies, Inc.1.1Information Services 13 5The top 10 holdings may not be representative of the Fund’ s future investments.

 GOLDMAN SACHS LARGE CAP VALUE FUND

Performance Summary
August 31, 2003

The following graph shows the value, as of August 31, 2003, of a $10,000 investment made on December 15, 1999 (commencement of operations) in Class A Shares (maximum sales charge of 5.5%) of the Goldman Sachs Large Cap Value Fund. For comparative purposes, the performance of the Fund’s benchmark, the Russell 1000 Value Index (with dividends reinvested), is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class B, Class C, Institutional and Service Shares may vary from Class A Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.

Large Cap Value Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested December 15, 1999 to August 31, 2003.

Average Annual Total Return through August 31, 2003	Since Inception	One Year

Class A (commenced December 15, 1999)
Excluding sales charges	0.14%	7.77%
Including sales charges	-1.37%	1.82%

Class B (commenced December 15, 1999)
Excluding contingent deferred sales charges	-0.64%	6.92%
Including contingent deferred sales charges	-1.45%	1.87%

Class C (commenced December 15, 1999)
Excluding contingent deferred sales charges	-0.63%	7.03%
Including contingent deferred sales charges	-0.63%	6.02%

Institutional Class (commenced December 15, 1999)	0.52%	8.27%

Service Class (commenced December 15, 1999)	0.14%	7.74%

GOLDMAN SACHS LARGE CAP VALUE FUND

Statement of Investments
August 31, 2003

Shares	Description	Value
Common Stocks – 98.5%

Alcohol – 0.6%
37,098	Anheuser-Busch Companies, Inc.	$1,912,031

Apartment – 0.4%
31,755	Avalonbay Communities, Inc.	1,473,432

Banks – 16.3%
131,860	Bank of America Corp.	10,449,905
125,200	Bank One Corp.	4,941,644
369,942	Citigroup, Inc.	16,036,986
65,730	M&T Bank Corp.	5,537,095
213,357	U.S. Bancorp.	5,099,232
133,125	Wachovia Corp.	5,611,219
174,292	Wells Fargo & Co.	8,739,001

		56,415,082

Brokers – 3.0%
37,800	Lehman Brothers Holdings, Inc.	2,484,594
109,976	Merrill Lynch & Co., Inc.	5,914,509
38,800	Morgan Stanley	1,893,052

		10,292,155

Chemicals – 2.4%
35,800	E.I. du Pont de Nemours & Co.	1,601,692
107,470	Praxair, Inc.	6,858,735

		8,460,427

Computer Hardware – 2.9%
76,930	CDW Corp.	3,970,357
171,300	Hewlett-Packard Co.	3,412,296
41,300	Lexmark International, Inc.*	2,768,752

		10,151,405

Computer Software – 1.7%
41,800	International Business Machines Corp.	3,428,018
185,300	Oracle Corp.*	2,368,134

		5,796,152

Defense/ Aerospace – 1.4%
60,525	United Technologies Corp.	4,857,131

Diversified Energy – 0.7%
257,200	The Williams Companies, Inc.	2,348,236

Drugs – 3.4%
97,200	Bristol-Myers Squibb Co.	2,465,964
214,600	Pfizer, Inc.	6,420,832
64,500	Wyeth	2,763,825

		11,650,621

Electrical Equipment – 0.6%
52,800	Dover Corp.	2,007,456

Electrical Utilities – 5.3%
41,300	Dominion Resources, Inc.	2,501,954
84,428	Entergy Corp.	4,428,249
87,058	Exelon Corp.	5,127,716
58,002	FirstEnergy Corp.	1,697,138
44,000	FPL Group, Inc.	2,721,840
61,100	The Southern Co.	1,734,018

		18,210,915

Energy Resources – 11.0%
66,300	Burlington Resources, Inc.	3,210,246
103,130	ChevronTexaco Corp.	7,515,083
175,510	ConocoPhillips	9,800,478
305,892	Exxon Mobil Corp.	11,532,129
174,300	Occidental Petroleum Corp.	5,983,719

		38,041,655

Environmental Services – 1.4%
176,050	Waste Management, Inc.	4,684,691

Financial Services – 4.2%
74,628	Countrywide Financial Corp.	5,063,510
31,849	Fannie Mae	2,063,497
66,528	Freddie Mac	3,535,963
93,006	SLM Corp.	3,736,981

		14,399,951

Food & Beverage – 1.5%
74,221	H.J. Heinz Co.	2,401,792
90,200	Kraft Foods, Inc.	2,678,940

		5,080,732

Forest – 0.7%
55,368	Bowater, Inc.	2,397,988

Heavy Electrical – 0.7%
45,500	Emerson Electric Co.	2,537,080

Heavy Machinery – 1.2%
74,191	Deere & Co.	4,192,533

Home Products – 4.2%
69,100	Avon Products, Inc.	4,429,310
51,700	The Clorox Co.	2,215,345
90,085	The Procter & Gamble Co.	7,863,520

		14,508,175

Industrial Parts – 3.0%
31,125	American Standard Companies, Inc.*	2,495,914
55,400	Eaton Corp.	5,187,656
39,010	Illinois Tool Works, Inc.	2,820,033

		10,503,603

Information Services – 0.7%
117,846	Accenture Ltd.*	2,493,621

Leisure & Entertainment – 0.7%
56,525	Harrah’s Entertainment, Inc.	2,341,266

The accompanying notes are an integral part of these financial statements.      15

 GOLDMAN SACHS LARGE CAP VALUE FUND

Statement of Investments (continued)
August 31, 2003

Shares	Description	Value
Common Stocks – (continued)

Life Insurance – 2.0%
104,103	John Hancock Financial Services, Inc.	$3,178,265
137,625	MetLife, Inc.	3,911,302

		7,089,567

Media – 5.5%
276,000	AOL Time Warner, Inc.*	4,515,360
82,650	Cox Communications, Inc.*	2,704,308
110,065	Fox Entertainment Group, Inc.*	3,475,852
247,635	General Motors Corp. Class H*	3,699,667
137,253	Lamar Advertising Co.*	4,585,623

		18,980,810

Medical Products – 1.3%
102,900	Baxter International, Inc.	2,891,490
43,800	Becton, Dickinson & Co.	1,600,452

		4,491,942

Medical Providers – 0.5%
104,200	Tenet Healthcare Corp.*	1,672,410

Mining – 0.6%
78,515	Alcoa, Inc.	2,242,388

Office Industrial – 0.7%
72,975	Liberty Property Trust	2,541,719

Oil Services – 0.5%
45,100	BJ Services Co.*	1,685,387

Other REIT – 2.4%
131,730	iStar Financial, Inc.	4,829,222
76,374	Plum Creek Timber Co., Inc.	1,997,180
38,400	Public Storage, Inc.	1,416,576

		8,242,978

Property Insurance – 7.5%
75,100	American International Group, Inc.	4,473,707
91,000	PartnerRe Ltd.	4,546,360
159,201	RenaissanceRe Holdings Ltd. Series B	6,654,602
48,000	The Allstate Corp.	1,716,000
107,700	Willis Group Holdings Ltd.	3,122,223
73,238	XL Capital Ltd.	5,547,778

		26,060,670

Publishing – 0.5%
37,871	Dow Jones & Co., Inc.	1,608,381

Railroads – 0.7%
44,779	Canadian National Railway Co.	2,405,976

Retail Apparel – 3.0%
63,650	Jones Apparel Group, Inc.	1,966,149
261,700	The Home Depot, Inc.	8,416,272

		10,382,421

Security/ Asset Management – 0.6%
207,650	The Charles Schwab Corp.	2,255,079

Telephone – 3.8%
254,300	BellSouth Corp.	6,408,360
51,900	CenturyTel, Inc.	1,804,044
213,795	SBC Communications, Inc.	4,808,250

		13,020,654

Tobacco – 0.9%
73,400	Altria Group, Inc.	3,025,548

TOTAL COMMON STOCKS
(Cost $309,617,416)		$340,462,268

Principal	Interest	Maturity
Amount	Rate	Date	Value
Repurchase Agreement – 1.8%

Joint Repurchase Agreement Account II^
$6,300,000	1.07%	09/02/2003	$6,300,000
Maturity Value: $6,300,749

TOTAL REPURCHASE AGREEMENT
(Cost $6,300,000)			$6,300,000

TOTAL INVESTMENTS
(Cost $315,917,416)			$346,762,268

*	Non-income producing security.

^	Joint repurchase agreement was entered into on August 29, 2003.

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

Investment Abbreviation:
REIT	—	Real Estate Investment Trust

16     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH AND INCOME FUND

Performance Summary
August 31, 2003

The following graph shows the value, as of August 31, 2003, of a $10,000 investment made on February 5, 1993 (commencement of operations) in Class A Shares (maximum sales charge of 5.5%) of the Goldman Sachs Growth and Income Fund. For comparative purposes, the performance of the Fund’s benchmark, the Standard and Poor’s 500 Index (with dividends reinvested) (“S&P 500 Index”), is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class B, Class C, Institutional and Service Shares will vary from Class A Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.

Growth and Income Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested February 5, 1993 to August 31, 2003.

Average Annual Total Return through August 31, 2003	Since Inception	Ten Years	Five Years	One Year

Class A (commenced February 5, 1993)
Excluding sales charges	6.86%	6.61%	-0.73%	8.25%
Including sales charges	6.29%	6.01%	-1.85%	2.29%

Class B (commenced May 1, 1996)
Excluding contingent deferred sales charges	2.21%	n/a	-1.48%	7.43%
Including contingent deferred sales charges	2.21%	n/a	-1.88%	2.39%

Class C (commenced August 15, 1997)
Excluding contingent deferred sales charges	-3.93%	n/a	-1.48%	7.39%
Including contingent deferred sales charges	-3.93%	n/a	-1.48%	6.38%

Institutional Class (commenced June 3, 1996)	3.15%	n/a	-0.30%	8.63%

Service Class (commenced March 6, 1996)	2.93%	n/a	-0.82%	8.14%

 GOLDMAN SACHS GROWTH AND INCOME FUND

Statement of Investments
August 31, 2003

Shares	Description	Value
Common Stocks – 96.1%

Alcohol – 0.5%
46,359	Anheuser-Busch Companies, Inc.	$2,389,343

Apartment – 0.7%
75,445	Avalonbay Communities, Inc.	3,500,648

Banks – 16.5%
211,216	Bank of America Corp.	16,738,868
79,152	Charter One Financial, Inc.	2,453,712
508,121	Citigroup, Inc.	22,027,045
321,300	KeyCorp	8,748,999
27,040	M&T Bank Corp.	2,277,849
117,700	National City Corp.	3,728,736
61,700	North Fork Bancorporation, Inc.	2,083,609
436,513	U.S. Bancorp	10,432,661
130,994	Wachovia Corp.	5,521,397
160,962	Wells Fargo & Co.	8,070,635

		82,083,511

Brokers – 1.6%
36,700	Lehman Brothers Holdings, Inc.	2,412,291
58,544	Merrill Lynch & Co., Inc.	3,148,496
54,000	Morgan Stanley	2,634,660

		8,195,447

Chemicals – 2.4%
49,300	E.I. du Pont de Nemours & Co.	2,205,682
151,300	Praxair, Inc.	9,655,966

		11,861,648

Computer Hardware – 3.2%
106,185	CDW Corp.	5,480,208
332,500	Hewlett-Packard Co.	6,623,400
58,400	Lexmark International, Inc.*	3,915,136

		16,018,744

Computer Software – 1.6%
56,900	International Business Machines Corp.	4,666,369
252,980	Oracle Corp.*	3,233,084

		7,899,453

Defense/ Aerospace – 1.3%
82,943	United Technologies Corp.	6,656,176

Diversified Energy – 0.7%
361,800	The Williams Companies, Inc.	3,303,234

Drugs – 2.8%
133,000	Bristol-Myers Squibb Co.	3,374,210
249,600	Pfizer, Inc.	7,468,032
77,755	Wyeth	3,331,802

		14,174,044

Electrical Equipment – 0.6%
73,000	Dover Corp.	2,775,460

Electrical Utilities – 6.9%
56,200	Dominion Resources, Inc.	3,404,596
310,796	Energy East Corp.	6,710,086
114,757	Entergy Corp.	6,019,005
118,495	Exelon Corp.	6,979,355
128,701	FirstEnergy Corp.	3,765,791
56,950	FPL Group, Inc.	3,522,927
101,430	PPL Corp.	4,023,728

		34,425,488

Energy Resources – 10.7%
90,678	Burlington Resources, Inc.	4,390,629
137,600	ChevronTexaco Corp.	10,026,912
264,700	ConocoPhillips	14,780,848
383,016	Exxon Mobil Corp.	14,439,703
280,500	Occidental Petroleum Corp.	9,629,565

		53,267,657

Environmental Services – 0.7%
130,010	Waste Management, Inc.	3,459,566

Financial Services – 3.8%
100,244	Countrywide Financial Corp.	6,801,555
43,582	Fannie Mae	2,823,678
90,693	Freddie Mac	4,820,333
107,083	SLM Corp.	4,302,595

		18,748,161

Food & Beverage – 1.7%
147,839	H.J. Heinz Co.	4,784,070
126,300	Kraft Foods, Inc.	3,751,110

		8,535,180

Forest – 0.9%
105,489	Bowater, Inc.	4,568,729

Heavy Electrical – 0.7%
62,600	Emerson Electric Co.	3,490,576

Heavy Machinery – 1.1%
99,505	Deere & Co.	5,623,028

Home Products – 3.5%
96,695	Avon Products, Inc.	6,198,149
70,900	The Clorox Co.	3,038,065
96,848	The Procter & Gamble Co.	8,453,862

		17,690,076

Industrial Parts – 3.0%
43,275	American Standard Companies, Inc.*	3,470,222
77,900	Eaton Corp.	7,294,556
54,875	Illinois Tool Works, Inc.	3,966,914

		14,731,692

Information Services – 0.7%
160,425	Accenture Ltd.*	3,394,593

18     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH AND INCOME FUND

Shares	Description	Value
Common Stocks – (continued)

Life Insurance – 1.7%
139,992	John Hancock Financial Services, Inc.	$4,273,956
150,200	MetLife, Inc.	4,268,684

		8,542,640

Media – 5.2%
396,400	AOL Time Warner, Inc.*	6,485,104
116,350	Cox Communications, Inc.*	3,806,972
150,894	Fox Entertainment Group, Inc.*	4,765,233
285,800	General Motors Corp. Class H*	4,269,852
197,649	Lamar Advertising Co.*	6,603,453

		25,930,614

Medical Products – 1.2%
141,700	Baxter International, Inc.	3,981,770
59,065	Becton, Dickinson & Co.	2,158,235

		6,140,005

Medical Providers – 0.5%
146,900	Tenet Healthcare Corp.*	2,357,745

Mining – 0.5%
92,232	Alcoa, Inc.	2,634,146

Office Industrial – 1.9%
168,400	Duke Realty Corp.	4,659,628
137,095	Liberty Property Trust	4,775,019

		9,434,647

Oil Services – 0.5%
61,700	BJ Services Co.*	2,305,729

Other REIT – 2.2%
181,530	iStar Financial, Inc.	6,654,890
88,900	Plum Creek Timber Co., Inc.	2,324,735
52,285	Public Storage, Inc.	1,928,793

		10,908,418

Property Insurance – 6.9%
102,005	American International Group, Inc.	6,076,438
139,550	PartnerRe Ltd.	6,971,918
198,848	RenaissanceRe Holdings Ltd. Series B	8,311,846
65,300	The Allstate Corp.	2,334,475
146,435	Willis Group Holdings Ltd.	4,245,151
85,641	XL Capital Ltd.	6,487,306

		34,427,134

Publishing – 0.4%
50,981	Dow Jones & Co., Inc.	2,165,163

Railroads – 0.8%
76,566	Canadian National Railway Co.	4,113,891

Retail – 0.5%
63,175	Simon Property Group, Inc.	2,698,204

Retail Apparel – 2.6%
149,200	Limited Brands	2,530,432
180,000	The Home Depot, Inc.	5,788,800
170,087	The May Department Stores Co.	4,691,000

		13,010,232

Security/ Asset Management – 1.3%
179,725	Alliance Capital Management Holding L.P.	6,362,265

Telephone – 3.5%
330,800	BellSouth Corp.	8,336,160
71,700	CenturyTel, Inc.	2,492,292
291,800	SBC Communications, Inc.	6,562,582

		17,391,034

Tobacco – 0.8%
123,520	UST, Inc.	4,125,568

TOTAL COMMON STOCKS
(Cost $433,654,145)		$479,339,889

Principal	Interest	Maturity
Amount	Rate	Date	Value
Repurchase Agreement – 3.8%

Joint Repurchase Agreement Account II^
$18,800,000	1.07%	09/02/2003	$18,800,000
Maturity Value: $18,802,235

TOTAL REPURCHASE AGREEMENT
(Cost $18,800,000)			$18,800,000

TOTAL INVESTMENTS BEFORE SECURITIES LENDING COLLATERAL
(Cost $452,454,145)			$498,139,889

The accompanying notes are an integral part of these financial statements.      19

 GOLDMAN SACHS GROWTH AND INCOME FUND

Statement of Investments (continued)
August 31, 2003

Shares	Description	Value
Securities Lending Collateral – 0.5%

2,387,000	Boston Global Investment Trust – Enhanced Portfolio	$2,387,000

TOTAL SECURITIES LENDING COLLATERAL
(Cost $2,387,000)		$2,387,000

TOTAL INVESTMENTS
(Cost $454,841,145)		$500,526,889

*	Non-income producing security.

^	Joint repurchase agreement was entered into on August 29, 2003.

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

Investment Abbreviation:
REIT	—	Real Estate Investment Trust

20     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS MID CAP VALUE FUND

Performance Summary
August 31, 2003

The following graph shows the value, as of August 31, 2003, of a $10,000 investment made on August 1, 1995 (commencement of operations) in Institutional Shares (at NAV) of the Goldman Sachs Mid Cap Value Fund. For comparative purposes, the performance of the Fund’s benchmark, the Russell Midcap Value Index (with dividends reinvested), is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class B, Class C and Service Shares will vary from the Institutional Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.

Mid Cap Value Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested August 1, 1995 to August 31, 2003.

Average Annual Total Return through August 31, 2003	Since Inception	Five Years	One Year

Class A (commenced August 15, 1997)
Excluding sales charges	6.91%	12.45%	7.88%
Including sales charges	5.92%	11.19%	1.94%

Class B (commenced August 15, 1997)
Excluding contingent deferred sales charges	6.16%	11.60%	7.09%
Including contingent deferred sales charges	6.16%	11.29%	1.97%

Class C (commenced August 15, 1997)
Excluding contingent deferred sales charges	6.16%	11.57%	7.07%
Including contingent deferred sales charges	6.16%	11.57%	6.05%

Institutional Class (commenced August 1, 1995)	12.56%	12.86%	8.34%

Service Class (commenced July 18, 1997)	7.21%	12.32%	7.83%

 GOLDMAN SACHS MID CAP VALUE FUND

Statement of Investments
August 31, 2003

Shares	Description	Value
Common Stocks – 98.2%

Airlines – 0.6%
117,958	JetBlue Airways Corp.*	$6,324,908

Apartment – 1.0%
226,060	Avalonbay Communities, Inc.	10,489,184

Banks – 11.1%
578,200	Banknorth Group, Inc.	16,247,420
469,703	Charter One Financial, Inc.	14,560,793
324,110	City National Corp.	16,756,487
528,879	KeyCorp	14,401,375
218,356	M&T Bank Corp.	18,394,310
179,465	Mercantile Bankshares Corp.	7,331,145
354,845	North Fork Bancorporation, Inc.	11,983,116
405,180	SouthTrust Corp.	11,746,168

		111,420,814

Brokers – 0.8%
120,963	The Bear Stearns Companies, Inc.	8,464,991

Chemicals – 3.6%
134,415	Potash Corp. of Saskatchewan, Inc.	9,530,023
414,750	Praxair, Inc.	26,469,345

		35,999,368

Computer Hardware – 3.2%
289,170	CDW Corp.	14,924,064
116,100	Lexmark International, Inc.*	7,783,344
114,730	Tech Data Corp.*	3,826,245
98,627	Zebra Technologies Corp.*	5,288,353

		31,822,006

Computer Software – 3.7%
1,375,385	Activision, Inc.*	17,756,220
51,490	Electronic Arts, Inc.*	4,621,228
453,074	NetIQ Corp.*	6,098,376
151,952	Symantec Corp.*	8,726,603

		37,202,427

Defense/ Aerospace – 1.7%
134,105	Alliant Techsystems, Inc.*	6,831,309
393,412	Rockwell Collins, Inc.	10,641,794

		17,473,103

Diversified Energy – 2.1%
157,050	Equitable Resources, Inc.	6,198,763
1,613,000	The Williams Companies, Inc.	14,726,690

		20,925,453

Drugs – 2.2%
224,320	AmerisourceBergen Corp.	13,057,667
414,754	Covance, Inc.*	8,647,621

		21,705,288

Electrical Equipment – 0.7%
186,195	Dover Corp.	7,079,134

Electrical Utilities – 9.6%
128,440	Cinergy Corp.	4,395,217
1,051,020	Energy East Corp.	22,691,522
234,638	Entergy Corp.	12,306,763
483,998	FirstEnergy Corp.	14,161,781
145,236	FPL Group, Inc.	8,984,299
296,260	PG&E Corp.*	6,568,084
178,345	Pinnacle West Capital Corp.	6,117,234
296,866	PPL Corp.	11,776,674
224,990	Puget Energy, Inc.	4,904,782
142,545	SCANA Corp.	4,846,530

		96,752,886

Energy Resources – 3.4%
169,100	Evergreen Resources, Inc.*	9,447,617
164,950	Murphy Oil Corp.	9,522,564
210,080	Patina Oil & Gas Corp.	7,783,464
302,995	Pioneer Natural Resources Co.*	7,683,953

		34,437,598

Environmental Services – 1.3%
540,440	Republic Services, Inc.	13,305,633

Financial Services – 1.4%
208,855	Countrywide Financial Corp.	14,170,812

Food & Beverage – 0.5%
220,365	The Pepsi Bottling Group, Inc.	5,315,204

Forest – 1.4%
676,385	Packaging Corp. of America*	13,622,394

Health Insurance – 0.7%
118,500	Aetna, Inc.	6,754,500

Heavy Electrical – 1.8%
655,300	Rockwell Automation, Inc.	17,837,266

Home Products – 1.4%
149,600	The Clorox Co.	6,410,360
217,209	The Estee Lauder Companies, Inc.	7,491,538

		13,901,898

Hotel – 0.8%
544,184	Hilton Hotels Corp.	8,315,132

Industrial Parts – 2.6%
129,027	American Standard Companies, Inc.*	10,346,675
163,050	Eaton Corp.	15,268,002

		25,614,677

Information Services – 1.2%
233,755	Affiliated Computer Services, Inc.*	11,596,586

Leisure & Entertainment – 0.8%
195,607	Harrah’s Entertainment, Inc.	8,102,042

22     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS MID CAP VALUE FUND

Shares	Description	Value
Common Stocks – (continued)

Life Insurance – 1.5%
229,660	Torchmark Corp.	$9,269,078
379,500	UnumProvident Corp.	5,350,950

		14,620,028

Media – 1.8%
527,437	Lamar Advertising Co.*	17,621,670

Medical Products – 0.7%
204,350	Becton, Dickinson & Co.	7,466,949

Medical Providers – 0.5%
294,597	Tenet Healthcare Corp.*	4,728,282

Mining – 1.0%
194,916	Nucor Corp.	10,020,632

Motor Vehicle – 2.0%
78,907	Johnson Controls, Inc.	7,811,793
224,166	Lear Corp.*	12,452,421

		20,264,214

Office Industrial – 2.0%
362,347	Liberty Property Trust	12,620,546
239,710	Prentiss Properties Trust	7,203,285

		19,823,831

Oil Refining – 0.9%
215,700	Sunoco, Inc.	8,763,891

Oil Services – 1.1%
138,088	BJ Services Co.*	5,160,348
297,015	National-Oilwell, Inc.*	5,815,554

		10,975,902

Other REIT – 3.5%
648,234	iStar Financial, Inc.	23,764,258
233,033	Plum Creek Timber Co., Inc.	6,093,813
137,420	Public Storage, Inc.	5,069,424

		34,927,495

Packaging – 1.7%
140,870	Sealed Air Corp.*	6,854,734
437,519	Sonoco Products Co.	9,962,308

		16,817,042

Property Insurance – 6.8%
74,136	AMBAC Financial Group, Inc.	4,812,909
175,550	Axis Capital Holdings Ltd.*	4,309,752
360,697	PartnerRe Ltd.	18,020,422
442,266	RenaissanceRe Holdings Ltd. Series B	18,486,719
159,200	The St. Paul Companies, Inc.	5,533,792
572,624	Willis Group Holdings Ltd.	16,600,370

		67,763,964

Publishing – 1.0%
425,782	A.H. Belo Corp. Series A	9,929,236

Railroads – 0.3%
59,535	Canadian National Railway Co.	3,198,816

Restaurant – 0.9%
306,077	Yum! Brands, Inc.*	9,075,183

Retail Apparel – 8.1%
151,740	Abercrombie & Fitch Co.*	4,618,966
288,945	AnnTaylor Stores Corp.*	9,824,130
406,480	Federated Department Stores, Inc.	17,763,176
446,987	Jones Apparel Group, Inc.	13,807,429
304,665	Limited Brands	5,167,118
207,105	Michaels Stores, Inc.	9,412,922
175,339	Ross Stores, Inc.	8,833,579
536,573	The TJX Companies, Inc.	11,622,171

		81,049,491

Semiconductors – 1.0%
295,625	Integrated Circuit Systems, Inc.*	10,204,975

Telecommunications Equipment – 0.5%
697,900	Tellabs, Inc.*	4,557,287

Telephone – 1.0%
295,075	CenturyTel, Inc.	10,256,807

Thrifts – 1.3%
97,973	GreenPoint Financial Corp.	3,319,308
331,965	New York Community Bancorp, Inc.	10,211,244

		13,530,552

Tobacco – 1.6%
485,877	UST, Inc.	16,228,292

Truck Freight – 1.4%
161,410	Landstar System, Inc.*	9,960,611
146,714	Ryder System, Inc.	4,405,821

		14,366,432

TOTAL COMMON STOCKS
(Cost $869,982,975)		$984,824,275

Principal	Interest	Maturity
Amount	Rate	Date	Value
Repurchase Agreement – 2.0%

Joint Repurchase Agreement Account II^
$20,600,000	1.07%	09/02/2003	$20,600,000
Maturity Value: $20,602,449

TOTAL REPURCHASE AGREEMENT
(Cost $20,600,000)			$20,600,000

TOTAL INVESTMENTS BEFORE SECURITIES
LENDING COLLATERAL (Cost $890,582,975)			$1,005,424,275

The accompanying notes are an integral part of these financial statements.      23

 GOLDMAN SACHS MID CAP VALUE FUND

Statement of Investments (continued)
August 31, 2003

Shares	Description	Value
Securities Lending Collateral – 1.1%

11,283,600	Boston Global Investment Trust – Enhanced Portfolio	$11,283,600

TOTAL SECURITIES LENDING COLLATERAL
(Cost $11,283,600)		$11,283,600

TOTAL INVESTMENTS
(Cost $901,866,575)		$1,016,707,875

*	Non-income producing security.

^	Joint repurchase agreement was entered into on August 29, 2003.

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

Investment Abbreviation:
REIT	–	Real Estate Investment Trust

24     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SMALL CAP VALUE FUND

Performance Summary
August 31, 2003

The following graph shows the value, as of August 31, 2003, of a $10,000 investment made on October 22, 1992 (commencement of operations) in Class A Shares (maximum sales charge of 5.5%) in the Goldman Sachs Small Cap Value Fund. For comparative purposes, the performance of the Fund’s benchmark, the Russell 2000 Value Index (with dividends reinvested), is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class B, Class C, Institutional and Service Shares will vary from Class A Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.

Small Cap Value Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested October 22, 1992 to August 31, 2003.

Average Annual Total Return through August 31, 2003	Since Inception	Ten Years	Five Years	One Year

Class A (commenced October 22, 1992)
Excluding sales charges	11.62%	8.86%	14.50%	21.75%
Including sales charges	11.04%	8.25%	13.21%	15.04%

Class B (commenced May 1, 1996)
Excluding contingent deferred sales charges	9.26%	n/a	13.60%	20.84%
Including contingent deferred sales charges	9.26%	n/a	13.34%	15.84%

Class C (commenced August 15, 1997)
Excluding contingent deferred sales charges	7.28%	n/a	13.58%	20.82%
Including contingent deferred sales charges	7.28%	n/a	13.58%	19.82%

Institutional Class (commenced August 15, 1997)	8.54%	n/a	14.93%	22.22%

Service Class (commenced August 15, 1997)	8.02%	n/a	14.36%	21.60%

 GOLDMAN SACHS SMALL CAP VALUE FUND

Statement of Investments
August 31, 2003

Shares	Description	Value
Common Stocks – 95.9%

Airlines – 1.0%
673,348	AirTran Holdings, Inc.*	$9,043,064

Apartment – 1.3%
81,943	Post Properties, Inc.	2,310,792
402,384	Summit Properties, Inc.	8,860,496

		11,171,288

Banks – 10.2%
77,990	Bank of Hawaii Corp.	2,643,861
64,648	Berkshire Hills Bancorp, Inc.	2,094,595
159,558	BOK Financial Corp.*	6,321,688
432,910	Brookline Bancorp, Inc.	6,619,194
213,354	Community First Bankshares, Inc.	6,027,251
71,253	Corus Bankshares, Inc.	3,690,905
77,188	First Community Bancorp	2,628,251
452,295	First Niagara Financial Group, Inc.	6,797,994
202,090	Fulton Financial Corp.	4,082,218
551,416	Greater Bay Bancorp	11,342,627
122,585	IBERIABANK Corp.	5,884,080
186,359	Main Street Banks, Inc.	4,571,386
141,163	NetBank, Inc.	1,706,661
172,392	PFF Bancorp, Inc.	6,914,643
199,296	Republic Bancorp, Inc.	2,738,327
110,107	Republic Bancshares, Inc.	2,987,203
232,790	Sky Financial Group, Inc.	5,451,942
59,020	United Community Banks, Inc.	1,623,050
51,652	Westamerica Bancorporation	2,276,820
111,465	Wintrust Financial Corp.	3,941,403

		90,344,099

Biotechnology – 1.0%
141,775	Kos Pharmaceuticals, Inc.*	5,344,918
144,270	United Therapeutics Corp.*	3,306,668

		8,651,586

Chemicals – 3.2%
956,680	Agrium, Inc.	11,623,662
228,938	Albemarle Corp.	6,398,817
112,465	Cytec Industries, Inc.*	4,216,313
110,590	Minerals Technologies, Inc.	5,590,324

		27,829,116

Computer Hardware – 2.5%
323,579	Fargo Electronics*	3,750,280
328,854	Hutchinson Technology, Inc.*	10,401,652
61,601	Imation Corp.	2,214,556
180,124	Komag, Inc.*	2,602,792
234,591	Synaptics, Inc.*	2,815,092

		21,784,372

Computer Software – 1.7%
29,616	Digimarc Corp.*	488,664
446,504	Informatica Corp.*	3,969,421
307,012	NetIQ Corp.*	4,132,381
240,198	OPNET Technologies, Inc.*	2,882,376
356,328	Pinnacle Systems, Inc.*	3,231,895
55,027	SeeBeyond Technology Corp.*	127,663

		14,832,400

Construction – 1.9%
81,327	Beazer Homes USA, Inc.*	6,759,900
33,912	ElkCorp	817,279
247,572	Standard Pacific Corp.	8,798,709

		16,375,888

Defense/ Aerospace – 1.3%
333,944	Ducommun, Inc.*	5,673,709
108,953	EDO Corp.	2,235,716
158,770	Herley Industries, Inc.*	3,135,707

		11,045,132

Diversified – 2.2%
671,964	GrafTech International Ltd.*	5,375,712
635,156	Lydall, Inc.*	7,304,294
238,930	Mueller Industries, Inc.*	6,900,298

		19,580,304

Drugs – 1.0%
267,609	Covance, Inc.*	5,579,648
171,403	Priority Healthcare Corp. Class B*	3,620,031

		9,199,679

Electrical Equipment – 1.1%
160,600	Baldor Electric Co.	3,568,532
69,208	FLIR Systems, Inc.*	1,817,402
73,347	Franklin Electric Co., Inc.	4,514,508

		9,900,442

Electrical Utilities – 2.0%
70,347	Avista Corp.	1,095,303
26,256	Central Vermont Public Service Corp.	566,605
38,724	CH Energy Group, Inc.	1,713,537
624,441	El Paso Electric Co.*	6,962,517
8,835	MGE Energy, Inc.	280,723
206,759	PNM Resources, Inc.	5,665,197
49,222	The Empire District Electric Co.	1,061,226

		17,345,108

Energy Resources – 2.2%
156,572	Evergreen Resources, Inc.*	8,747,678
253,110	Patina Oil & Gas Corp.	9,377,725
250,588	Range Resources Corp.*	1,678,940

		19,804,343

Environmental Services – 0.7%
123,019	TRC Companies, Inc.*	2,390,259
109,125	Waste Connections, Inc.*	3,844,474

		6,234,733

26     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SMALL CAP VALUE FUND

Shares	Description	Value
Common Stocks – (continued)

Financial Services – 1.7%
130,476	American Capital Strategies Ltd.	$3,238,415
297,293	American Financial Realty Trust	4,281,019
243,259	Financial Federal Corp.*	7,818,344

		15,337,778

Food & Beverage – 0.9%
123,010	American Italian Pasta Co.*	5,131,977
53,252	Corn Products International, Inc.	1,679,036
68,523	Sensient Technologies Corp.	1,425,278

		8,236,291

Forest – 1.2%
1,258,844	Caraustar Industries, Inc.*	10,737,939

Gas Utilities – 2.5%
116,726	AGL Resources, Inc.	3,248,485
111,728	Atmos Energy Corp.	2,720,577
60,454	Energen Corp.	2,156,999
282,213	Northwest Natural Gas Co.	8,040,248
51,694	Piedmont Natural Gas Co., Inc.	2,000,558
8,482	South Jersey Industries, Inc.	325,285
144,104	WGL Holdings, Inc.	3,874,956

		22,367,108

Healthcare REIT – 0.6%
175,438	Healthcare Realty Trust, Inc.	5,554,367

Home Products – 3.0%
439,057	Elizabeth Arden, Inc.*	7,411,282
18,157	Helen of Troy Ltd.*	386,020
259,387	Jarden Corp.*	8,526,051
392,038	Oneida Ltd.	2,179,731
220,028	Perrigo Co.	3,091,393
255,781	The Topps Co., Inc.	2,286,682
158,630	Tupperware Corp.	2,590,428

		26,471,587

Industrial Components – 4.1%
132,696	Actuant Corp.*	6,832,517
144,830	Belden, Inc.	2,656,182
281,449	Hughes Supply, Inc.	9,991,440
958,813	Wabash National Corp.*	17,114,812

		36,594,951

Industrial Services – 2.3%
191,953	Harsco Corp.	7,484,247
597,330	Medical Staffing Network Holdings, Inc.*	5,077,305
673,450	PRG-Shultz International, Inc.*	4,242,735
136,066	School Specialty, Inc.*	3,830,258

		20,634,545

Information Services – 1.9%
819,891	Lionbridge Technologies, Inc.*	6,928,079
412,827	MTC Technologies, Inc.*	9,457,867

		16,385,946

Leisure & Entertainment – 3.6%
203,585	Argosy Gaming Co.*	4,916,578
416,076	Concord Camera Corp.*	4,984,590
262,521	Fossil, Inc.*	7,366,339
155,321	GTECH Holdings Corp.	6,582,504
266,436	Station Casinos, Inc.	7,926,471

		31,776,482

Life Insurance – 1.1%
134,806	AmerUs Group Co.	4,344,797
96,066	StanCorp Financial Group, Inc.	5,445,982

		9,790,779

Machinery – 1.3%
89,181	IDEX Corp.	3,458,439
351,961	SureBeam Corp.*	485,706
341,914	Terex Corp.*	7,898,214

		11,842,359

Media – 1.3%
117,948	ADVO, Inc.*	5,207,404
792,425	Regent Communications, Inc.*	4,714,929
102,177	Saga Communications, Inc.*	1,936,254

		11,858,587

Medical Products – 1.1%
149,644	NDCHealth Corp.	3,169,460
123,959	Sybron Dental Specialties, Inc.*	2,967,578
116,987	Varian, Inc.*	3,977,558

		10,114,596

Medical Providers – 1.1%
1,004,857	Radiologix, Inc.*	3,667,728
236,144	United Surgical Partners International, Inc.*	6,130,298

		9,798,026

Mining – 2.4%
585,483	Commercial Metals Co.	11,580,853
216,217	Maverick Tube Corp.*	3,673,527
252,376	Schnitzer Steel Industries, Inc.	6,258,925

		21,513,305

Mortgage – 0.3%
239,715	MFA Mortgage Investments, Inc.	2,514,610

Motor Vehicle – 1.8%
250,297	American Axle & Manufacturing Holdings, Inc.*	8,134,653
236,173	ArvinMeritor, Inc.	4,444,776
56,574	LoJack Corp.*	397,715
65,198	Superior Industries International, Inc.	2,821,117

		15,798,261

The accompanying notes are an integral part of these financial statements.      27

 GOLDMAN SACHS SMALL CAP VALUE FUND

Statement of Investments (continued)
August 31, 2003

Shares	Description	Value
Common Stocks – (continued)

Office Industrial – 2.9%
169,650	Brandywine Realty Trust	$4,147,943
96,233	Highwoods Properties, Inc.	2,208,547
200,821	Lexington Corporate Properties Trust	3,707,156
159,478	Parkway Properties, Inc.	7,152,588
267,543	Prentiss Properties Trust	8,039,667

		25,255,901

Oil Refining – 0.4%
234,195	Frontier Oil Corp.	3,608,945

Oil Services – 1.0%
198,896	Hydril Co.*	4,654,167
174,503	TETRA Technologies, Inc.*	3,926,306

		8,580,473

Other REIT – 2.8%
311,454	Commercial Net Lease Realty	5,241,771
294,092	Correctional Properties Trust	7,496,405
190,520	Entertainment Properties Trust	5,953,750
241,812	RAIT Investment Trust	5,726,108

		24,418,034

Property Insurance – 2.5%
197,519	Horace Mann Educators Corp.	2,978,586
222,591	Hub International Ltd.	3,913,150
138,931	ProAssurance Corp.*	3,576,084
205,277	RLI Corp.	6,765,930
72,188	Selective Insurance Group, Inc.	2,123,771
264,248	U.S.I. Holdings Corp.*	3,131,339

		22,488,860

Publishing – 0.7%
75,103	John H. Harland Co.	1,891,844
248,144	Journal Register Co.*	4,449,222

		6,341,066

Restaurants – 0.8%
664,295	Buca, Inc.*	4,503,256
206,208	Total Entertainment Restaurant Corp.*	2,257,977

		6,761,233

Retail Apparel – 7.1%
346,553	Aaron Rents, Inc. Class B	7,270,671
423,336	AnnTaylor Stores Corp.*	14,393,424
178,362	Brookstone, Inc.*	5,038,726
188,332	Charlotte Russe Holding, Inc.*	2,316,484
205,133	Kellwood Co.	7,489,406
144,733	Linens ’n Things, Inc.*	4,182,784
50,174	OshKosh B’ Gosh, Inc.	1,208,692
117,796	Pier 1 Imports, Inc.	2,423,064
138,835	The Gymboree Corp.*	2,261,622
245,138	Too, Inc.*	3,976,138
676,455	Tropical Sportswear Int’l Corp.*	2,726,114
117,943	Tuesday Morning Corp.*	4,083,187
221,206	Unifi, Inc.*	1,524,109
89,903	Wilsons The Leather Experts, Inc.*	721,022
68,361	Zale Corp.*	3,482,993

		63,098,436

Security/ Asset Management – 2.7%
116,983	Affiliated Managers Group, Inc.*	7,931,447
113,430	iShares Russell 2000 Value Index Fund	15,953,930

		23,885,377

Semiconductors – 1.5%
124,144	Actel Corp.*	3,636,178
240,175	Credence Systems Corp.*	2,759,611
176,605	Entegris, Inc.*	2,599,625
143,922	Power Integrations, Inc.*	4,631,410

		13,626,824

Supply Chain – 0.8%
177,726	ScanSource, Inc.*	6,751,811

Telecommunications Equipment – 0.7%
1,041,432	Enterasys Networks, Inc.*	6,009,063

Telephone – 0.7%
259,925	West Corp.*	6,446,140

Thrifts – 3.0%
291,675	BankUnited Financial Corp.*	6,341,014
173,011	Fidelity Bankshares, Inc.	4,109,011
309,644	IndyMac Bancorp, Inc.	7,140,391
226,278	Irwin Financial Corp.	5,093,518
153,921	Washington Federal, Inc.	3,903,437

		26,587,371

Truck Freight – 2.4%
257,200	Heartland Express, Inc.	6,571,460
92,007	Landstar Systems, Inc.*	5,677,752
897,439	OMI Corp.*	6,416,689
151,681	SCS Transportation, Inc.*	2,275,215

		20,941,116

Wireless – 0.4%
268,489	Andrew Corp.*	3,323,894

TOTAL COMMON STOCKS
(Cost $720,477,362)		$848,593,615

28     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SMALL CAP VALUE FUND

Principal	Interest	Maturity
Amount	Rate	Date	Value
Repurchase Agreement – 4.4%

Joint Repurchase Agreement Account II^
$38,400,000	1.07%	09/02/2003	$38,400,000
Maturity Value: $38,404,565

TOTAL REPURCHASE AGREEMENT
(Cost $38,400,000)			$38,400,000

TOTAL INVESTMENTS BEFORE SECURITIES
LENDING COLLATERAL
(Cost $758,877,362)			886,993,615

Shares	Description	Value
Securities Lending Collateral – 7.6%

67,230,840	Boston Global Investment Trust – Enhanced Portfolio	$67,230,840

TOTAL SECURITIES LENDING COLLATERAL
(Cost $67,230,840)		$67,230,840

TOTAL INVESTMENTS
(Cost $826,108,202)		$954,224,455

*	Non-income producing security.

^	Joint repurchase agreement was entered into on August 29, 2003.

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

Investment Abbreviation:
REIT	—	Real Estate Investment Trust

The accompanying notes are an integral part of these financial statements.      29

 GOLDMAN SACHS VALUE EQUITY FUNDS

Statements of Assets and Liabilities
August 31, 2003

	Large Cap	Growth and	Mid Cap	Small Cap
	Value Fund	Income Fund	Value Fund	Value Fund
Assets:

Investment in securities, at value (identified cost $315,917,416, $452,454,145, $890,582,975 and $758,877,362, respectively)	$346,762,268	$498,139,889	$1,005,424,275	$886,993,615
Securities lending collateral, at value	—	2,387,000	11,283,600	67,230,840
Cash	8,550	89,632	74,706	69,587
Receivables:
Fund shares sold	1,264,918	2,524,147	4,175,868	4,946,882
Investment securities sold	—	—	3,839,504	2,000,616
Dividends and interest	732,205	1,047,735	1,440,168	522,438
Reimbursement from investment adviser	26,466	27,256	—	35,497
Securities lending income	—	238	789	25,932

Total assets	348,794,407	504,215,897	1,026,238,910	961,825,407

Liabilities:

Payables:
Payable upon return of securities loaned	—	2,387,000	11,283,600	67,230,840
Investment securities purchased	1,332,749	2,148,826	7,112,031	6,972,465
Fund shares repurchased	1,385,221	390,704	3,829,814	1,839,890
Amounts owed to affiliates	328,806	526,944	973,360	1,099,370
Accrued expenses and other liabilities	89,014	90,948	107,664	111,963

Total liabilities	3,135,790	5,544,422	23,306,469	77,254,528

Net Assets:

Paid-in capital	363,838,133	609,391,143	917,331,991	758,126,495
Accumulated undistributed net investment income	1,977,624	862,529	7,133,604	474,768
Accumulated net realized loss on investment and futures transactions	(51,001,992)	(157,267,941)	(36,374,454)	(2,146,637)
Net unrealized gain on investments	30,844,852	45,685,744	114,841,300	128,116,253

NET ASSETS	$345,658,617	$498,671,475	$1,002,932,441	$884,570,879

Net asset value, offering and redemption price per share: (a)
Class A	$9.86	$19.22	$25.37	$33.77
Class B	$9.66	$18.72	$24.92	$31.99
Class C	$9.67	$18.67	$24.81	$31.96
Institutional	$9.95	$19.44	$25.49	$34.35
Service	$9.91	$19.19	$25.26	$33.48

Shares Outstanding:
Class A	22,768,395	20,887,942	19,891,765	17,556,417
Class B	1,421,730	4,368,704	4,436,958	2,923,822
Class C	1,077,191	517,451	2,169,506	2,381,210
Institutional	9,740,776	185,962	12,979,745	3,434,466
Service	152	114,194	119,115	122,435

Total shares outstanding, $.001 par value (unlimited number of shares authorized)	35,008,244	26,074,253	39,597,089	26,418,350

(a)	Maximum public offering price per share (NAV per share multiplied by 1.0582) for Class A Shares of the Large Cap Value, Growth and Income, Mid Cap Value and Small Cap Value Funds is $10.43 $20.34, $26.85 and $35.74, respectively. At redemption, Class B and Class C Shares may be subject to a contingent deferred sales charge assessed on the amount equal to the lesser of the current NAV or the original purchase price of the shares.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VALUE EQUITY FUNDS

Statements of Operations
For the Year Ended August 31, 2003

	Large Cap	Growth and	Mid Cap	Small Cap
	Value Fund	Income Fund	Value Fund	Value Fund
Investment income:

Dividends(a)	$6,681,241	$10,559,640	$16,727,316	$9,354,547
Interest (including securities lending income of $4,018, $12,410, $34,403 and $300,295, respectively)	113,806	185,484	471,756	661,968

Total income	6,795,047	10,745,124	17,199,072	10,016,515

Expenses:

Management fees	2,348,231	2,865,328	6,185,373	6,562,287
Distribution and Service fees(b)	712,179	1,633,739	2,351,749	2,386,332
Transfer Agent fees(b)	471,120	766,427	1,108,336	1,105,430
Custody and accounting fees	115,521	125,977	188,583	199,480
Registration fees	55,826	87,895	105,878	86,022
Printing fees	66,764	66,764	66,764	66,764
Professional fees	40,690	40,690	44,287	44,484
Trustee fees	10,826	10,826	10,826	10,826
Service Share fees	7	17,041	9,809	15,821
Other	62,256	83,011	86,665	92,715

Total expenses	3,883,420	5,697,698	10,158,270	10,570,161

Less — expense reductions	(138,551)	(161,293)	(1,018)	(42,202)

Net expenses	3,744,869	5,536,405	10,157,252	10,527,959

NET INVESTMENT INCOME (LOSS)	3,050,178	5,208,719	7,041,820	(511,444)

Realized and unrealized gain (loss) on investment transactions:

Net realized gain (loss) from:
Investment transactions	(29,112,607)	(16,554,559)	(35,753,267)	617,627
Foreign currency related transactions	(80)	—	(40)	—
Net change in unrealized gain (loss) on investments	49,508,572	46,552,645	102,740,890	148,805,165

Net realized and unrealized gain on investment transactions	20,395,885	29,998,086	66,987,583	149,422,792

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$23,446,063	$35,206,805	$74,029,403	$148,911,348

(a)	Foreign taxes withheld on dividends were $12,376, $15,118, $19,070 and $16,378 for Large Cap Value, Growth and Income, Mid Cap Value and Small Cap Value Funds, respectively.
(b)	Class-specific Distribution and Service and Transfer Agent fees were as follows:

	Distribution and Service Fees			Transfer Agent Fees

Fund	Class A	Class B	Class C	Class A	Class B	Class C	Institutional	Service

Large Cap Value	$531,232	$119,329	$61,618	$403,736	$22,672	$11,708	$33,003	$1
Growth and Income	794,740	750,181	88,818	604,002	142,535	16,875	1,652	1,363
Mid Cap Value	945,970	957,272	448,507	718,938	181,882	85,216	121,515	785
Small Cap Value	1,077,753	766,905	541,674	819,092	145,712	102,918	36,442	1,266

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS VALUE EQUITY FUNDS

Statements of Changes in Net Assets
For the Year Ended August 31, 2003

	Large Cap	Growth and	Mid Cap	Small Cap
	Value Fund	Income Fund	Value Fund	Value Fund

From operations:

Net investment income (loss)	$3,050,178	$5,208,719	$7,041,820	$(511,444)
Net realized gain (loss) from investment transactions	(29,112,687)	(16,554,559)	(35,753,307)	617,627
Net change in unrealized gain (loss) on investments	49,508,572	46,552,645	102,740,890	148,805,165

Net increase in net assets resulting from operations	23,446,063	35,206,805	74,029,403	148,911,348

Distributions to shareholders:

From net investment income
Class A Shares	(2,038,291)	(4,376,903)	(1,916,345)	(345,013)
Class B Shares	(95,418)	(522,509)	(64,761)	—
Class C Shares	(36,810)	(61,474)	(84,827)	—
Institutional Shares	(823,846)	(73,065)	(2,475,985)	(364,830)
Service Shares	(14)	(45,655)	(12,988)	—
From net realized gain
Class A Shares	—	—	(6,903,439)	(390,357)
Class B Shares	—	—	(2,018,964)	(78,816)
Class C Shares	—	—	(948,567)	(52,175)
Institutional Shares	—	—	(6,269,712)	(86,804)
Service Shares	—	—	(36,304)	(2,722)

Total distributions to shareholders	(2,994,379)	(5,079,606)	(20,731,892)	(1,320,717)

From share transactions:

Proceeds from sales of shares	135,292,886	157,587,745	452,049,566	378,822,411
Reinvestment of dividends and distributions	2,446,831	4,891,522	17,941,154	1,084,496
Cost of shares repurchased	(139,372,646)	(79,551,873)	(312,100,880)	(232,239,401)

Net increase (decrease) in net assets resulting from share transactions	(1,632,929)	82,927,394	157,889,840	147,667,506

TOTAL INCREASE	18,818,755	113,054,593	211,187,351	295,258,137

Net assets:

Beginning of year	326,839,862	385,616,882	791,745,090	589,312,742

End of year	$345,658,617	$498,671,475	$1,002,932,441	$884,570,879

Accumulated undistributed net investment income	$1,977,624	$862,529	$7,133,604	$474,768

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS VALUE EQUITY FUNDS

Statements of Changes in Net Assets
For the Year Ended August 31, 2002

	Large Cap	Growth and	Mid Cap	Small Cap
	Value Fund	Income Fund	Value Fund	Value Fund

From operations:

Net investment income	$2,423,242	$3,546,078	$4,801,551	$1,219,045
Net realized gain (loss) from investment and futures transactions	(19,689,315)	(61,088,466)	18,154,350	22,499,574
Net change in unrealized gain (loss) on investments	(15,007,251)	24,243,799	(22,775,817)	(62,037,291)

Net increase (decrease) in net assets resulting from operations	(32,273,324)	(33,298,589)	180,084	(38,318,672)

Distributions to shareholders:

From net investment income
Class A Shares	(692,434)	(2,338,462)	(1,108,646)	(847,396)
Class B Shares	—	(318,901)	(64,771)	—
Class C Shares	—	(36,674)	(50,369)	—
Institutional Shares	(310,904)	(47,903)	(2,276,547)	(344,787)
Service Shares	(3)	(31,427)	—	(6,820)
From net realized gain
Class A Shares	—	—	(3,852,958)	—
Class B Shares	—	—	(1,256,365)	—
Class C Shares	—	—	(476,631)	—
Institutional Shares	—	—	(6,770,739)	—
Service Shares	—	—	(215)	—

Total distributions to shareholders	(1,003,341)	(2,773,367)	(15,857,241)	(1,199,003)

From share transactions:

Proceeds from sales of shares	303,398,156	54,927,326	537,202,214	506,467,377
Reinvestment of dividends and distributions	725,699	2,641,191	13,675,010	1,030,356
Cost of shares repurchased	(130,228,774)	(133,973,363)	(146,397,758)	(237,823,099)

Net increase (decrease) in net assets resulting from share transactions	173,895,081	(76,404,846)	404,479,466	269,674,634

TOTAL INCREASE (DECREASE)	140,618,416	(112,476,802)	388,802,309	230,156,959

Net assets:

Beginning of year	186,221,446	498,093,684	402,942,781	359,155,783

End of year	$326,839,862	$385,616,882	$791,745,090	$589,312,742

Accumulated undistributed net investment income	$1,913,998	$748,520	$4,718,342	$1,113,214

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS VALUE EQUITY FUNDS

Notes to Financial Statements
August 31, 2003

1. ORGANIZATION

Goldman Sachs Trust (the “Trust”) is a Delaware statutory trust registered under the Investment Company Act of 1940 (as amended) as an open-end, management investment company. The Trust includes the Goldman Sachs Large Cap Value Fund, Goldman Sachs Growth and Income Fund, Goldman Sachs Mid Cap Value Fund and Goldman Sachs Small Cap Value Fund (collectively the “Funds” or individually a “Fund”). Each Fund is a diversified portfolio offering five classes of shares — Class A, Class B, Class C, Institutional and Service.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies consistently followed by the Funds. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that may affect the reported amounts. Actual results could differ from those estimates.

A. Investment Valuation — Investments in securities traded on a U.S. or foreign securities exchange or the NASDAQ system are valued daily at their last sale price or official closing price on the principal exchange or system on which they are traded. If no sale occurs, securities are valued at the last bid price. Debt securities are valued at prices supplied by independent pricing services, broker/dealer-supplied valuations or matrix pricing systems. Unlisted equity and debt securities for which market quotations are available are valued at the last sale price on valuation date, or if no sale occurs, at the last bid price. Short-term debt obligations maturing in sixty days or less are valued at amortized cost, which approximates market value. Securities for which quotations are not readily available are valued at fair value using methods approved by the Trust’s Board of Trustees.

B. Security Transactions and Investment Income — Security transactions are recorded as of the trade date. Realized gains and losses on sales of portfolio securities are calculated using the identified-cost basis. Dividend income is recorded on the ex-dividend date, net of foreign taxes where applicable. Interest income is recorded on the basis of interest accrued, premium amortized and discount accreted.

     Net investment income (other than class-specific expenses) and unrealized and realized gains or losses are allocated daily to each class of shares of the Funds based upon the relative proportion of net assets of each class.

C. Federal Taxes — It is the Funds’ policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute each year substantially all of its investment company taxable income and capital gains to its shareholders. Accordingly, no federal tax provisions are required. Dividends and distributions to shareholders are recorded on ex-dividend date. Income distributions, if any, are declared and paid quarterly for the Growth and Income Fund and annually for the Large Cap Value, Mid Cap Value and Small Cap Value Funds. Capital gains distributions, if any, are declared and paid annually.

     The characterization of distributions to shareholders for financial reporting purposes is determined in accordance with income tax rules. Therefore, the source of each Fund’s distributions may be shown in the accompanying financial statements as either from net investment income or net realized gain on investment transactions, or from paid-in capital, depending on the type of book/tax differences that may exist.

D. Expenses — Expenses incurred by the Trust that do not specifically relate to an individual Fund of the Trust are allocated to the Funds on a straight-line or pro rata basis depending upon the nature of the expense.

     Class A, Class B and Class C Shares bear all expenses and fees relating to their respective Distribution and Service Plans. Service Shares bear all expenses and fees relating to their Service and Shareholder Administration Plans. Each class of shares of the Funds separately bears its respective class-specific Transfer Agency fees.

E. Foreign Currency Translations — The books and records of each Fund are maintained in U.S. dollars. Amounts denominated in foreign currencies are translated into U.S. dollars on the following basis: (i) investment valuations, foreign currency and other assets and liabilities initially expressed in foreign currencies are converted each business day into U.S.

GOLDMAN SACHS VALUE EQUITY FUNDS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)
dollars based upon current exchange rates; and (ii) purchases and sales of foreign investments, income and expenses are converted into U.S. dollars based upon currency exchange rates prevailing on the respective dates of such transactions.
     Net realized and unrealized gain (loss) on foreign currency transactions will represent: (i) foreign exchange gains and losses from the sale and holdings of foreign currencies; (ii) currency gains and losses between trade date and settlement date on investment securities transactions and forward exchange contracts; and (iii) gains and losses from the difference between amounts of dividends and interest recorded and the amounts actually received. The effect of changes in foreign currency exchange rates on securities and derivative instruments are not segregated in the Statement of Operations from the effects of changes in market prices of those securities and derivative instruments, but are included with the net realized and unrealized gain or loss on securities and derivative instruments. Net unrealized foreign exchange gains and losses arising from changes in the value of other assets and liabilities as a result of changes in foreign exchange rates are included as increases and decreases in unrealized appreciation/depreciation on foreign currency related transactions.

F. Repurchase Agreements — Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. During the term of a repurchase agreement, the value of the underlying securities held as collateral on behalf of the Funds, including accrued interest, is required to equal or exceed the value of the repurchase agreement, including accrued interest. The underlying securities for all repurchase agreements are held in safekeeping at the Funds’ custodian or designated subcustodians under triparty repurchase agreements.

G. Segregation Transactions — The Funds may enter into certain derivative transactions to seek to increase total return. Forward foreign currency exchange contracts, futures contracts, written options, when-issued securities and forward commitments represent examples of such transactions. As a result of entering into these transactions, the Funds are required to segregate liquid assets on the accounting records equal to or greater than the market value of the corresponding transactions.

3. AGREEMENTS

Goldman Sachs Funds Management, L.P. (“GSFM”), a subsidiary of The Goldman Sachs Group, Inc., was renamed Goldman Sachs Asset Management, L.P. (“GSAM”), effective at the end of April 2003, and assumed Goldman, Sachs & Co.’s (“Goldman Sachs”) investment advisory responsibilities under its Investment Management Agreement (the “Agreement”) with the Trust on behalf of the Funds. The fees payable under the Agreement, and the personnel who manage the Funds, did not change as a result of GSAM’s assumption of responsibilities. Under the Agreement, GSAM manages the Funds, subject to the general supervision of the Trust’s Board of Trustees. As compensation for the services rendered pursuant to the Agreement, the assumption of the expenses related thereto and administering the Funds’ business affairs, including providing facilities, GSAM is entitled to a fee, computed daily and payable monthly, at an annual rate equal to 0.75%, 0.70%, 0.75% and 1.00% of the average daily net assets of the Large Cap Value, Growth and Income, Mid Cap Value and Small Cap Value Funds, respectively.
     GSAM has voluntarily agreed to limit certain “Other Expenses” of the Funds (excluding Management fees, Distribution and Service fees, Transfer Agent fees, taxes, interest, brokerage commissions, litigation, Service Share fees, indemnification costs, shareholder meeting and other extraordinary expenses) to the extent such expenses exceed, on an annual basis, 0.06%, 0.05%, 0.10% and 0.06% (rounded) of the average daily net assets of the Large Cap Value, Growth and Income, Mid Cap Value and Small Cap Value Funds, respectively.
     The Trust, on behalf of each Fund, has adopted Distribution and Service Plans (the “Plans”). Under the Plans, Goldman Sachs and/or Authorized Dealers are entitled to a monthly fee for distribution services equal, on an annual basis, to 0.25%, 0.75% and 0.75% of the Funds’ average daily net assets attributable to Class A, Class B and Class C Shares, respectively. Additionally, Goldman Sachs and/or Authorized Dealers are entitled to receive, under the Plans, a separate fee for personal and account maintenance services equal to, on the annual basis, 0.25% of the Funds’ average daily net assets attributable to Class B or Class C Shares.

 GOLDMAN SACHS VALUE EQUITY FUNDS

Notes to Financial Statements (continued)
August 31, 2003

3. AGREEMENTS (continued)
     Goldman Sachs serves as the distributor of shares of the Funds pursuant to a Distribution Agreement. Goldman Sachs may retain a portion of the Class A sales load and Class B and Class C contingent deferred sales charges. During the year ended August 31, 2003, Goldman Sachs advised the Funds that it retained approximately the following amounts:

	Sales Load	Contingent Deferred Sales Charge

Fund	Class A	Class B	Class C

Large Cap Value	$549,900	$100	$—

Growth and Income	577,700	300	—

Mid Cap Value	562,800	1,600	400

Small Cap Value	792,300	500	100

     Goldman Sachs also serves as the transfer agent of the Funds for a fee. The fees charged for such transfer agency services are calculated daily and payable monthly at an annual rate as follows: 0.19% of the average daily net assets for Class A, Class B and Class C Shares and 0.04% of the average daily net assets for Institutional and Service Shares.
     The Trust, on behalf of each Fund, has adopted a Service Plan and Shareholder Administration Plan. These plans allow for Service Shares to compensate service organizations for providing varying levels of personal and account administration and shareholder administration services to their customers who are beneficial owners of such shares. The Service Plan and Shareholder Administration Plan provide for compensation to the service organizations in an amount up to 0.25% and 0.25%, respectively (on an annualized basis), of the average daily net asset value of the Service Shares.
     For the year ended August 31, 2003, the Funds’ investment adviser has voluntarily agreed to reimburse certain expenses. In addition, the Funds have entered into certain offset arrangements with the custodian resulting in a reduction in the Funds’ expenses. These expense reductions were as follows (in thousands):

		Custody	Total Expense
Fund	Reimbursement	Credit	Reduction

Large Cap Value	$138	$1	$139

Growth and Income	160	1	161

Mid Cap Value	—	1	1

Small Cap Value	39	3	42

     At August 31, 2003, the amounts owed to affiliates were as follows (in thousands):

	Management	Distribution and	Transfer
Fund	Fees	Service Fees	Agent Fees	Total

Large Cap Value	$218	$68	$43	$329

Growth and Income	289	160	78	527

Mid Cap Value	619	239	115	973

Small Cap Value	719	259	121	1,099

GOLDMAN SACHS VALUE EQUITY FUNDS

4. PORTFOLIO SECURITIES TRANSACTIONS

The cost of purchases and proceeds of sales and maturities of securities (excluding short-term investments) for the year ended August 31, 2003, were as follows:

Fund	Purchases	Sales and Maturities

Large Cap Value	$237,663,632	$240,466,911

Growth and Income	294,194,246	220,289,793

Mid Cap Value	798,394,353	637,164,623

Small Cap Value	503,265,367	368,468,717

     For the year ended August 31, 2003, Goldman Sachs earned approximately $6,000, $4,000, $28,000 and $67,000 in brokerage commissions from portfolio transactions executed on behalf of the Large Cap Value, Growth and Income, Mid Cap Value and Small Cap Value Funds, respectively.

Futures Contracts — The Funds may enter into futures transactions to hedge against changes in interest rates, securities prices, currency exchange rates or to seek to increase total return. Futures contracts are valued at the last settlement price at the end of each day on the board of trade or exchange upon which they are traded. Upon entering into a futures contract, each Fund is required to deposit with a broker or the Fund’s custodian bank an amount of cash or securities equal to the minimum “initial margin” requirement of the associated futures exchange. Subsequent payments for futures contracts (“variation margin”) are paid or received by the Funds daily, depending on the daily fluctuations in the value of the contracts, and are recorded for financial reporting purposes as unrealized gains or losses. When contracts are closed, the Funds realize a gain or loss which is reported in the Statement of Operations.

     The use of futures contracts involve, to varying degrees, elements of market risk which may exceed the amounts recognized in the Statement of Assets and Liabilities. Changes in the value of the futures contract may not directly correlate with changes in the value of the underlying securities. This risk may decrease the effectiveness of the Funds’ hedging strategies and potentially result in a loss.

     At August 31, 2003, the Funds had no open futures contracts.

5. SECURITIES LENDING

Pursuant to an exemptive relief granted by the Securities and Exchange Commission (“SEC”) and the terms and conditions contained therein, the Funds may lend their securities through their securities lending agent, Boston Global Advisers (BGA) — a wholly owned subsidiary of Goldman Sachs, to certain qualified borrowers including Goldman Sachs. The loans are collateralized at all times with cash and/or securities with a market value at least equal to the securities on loan. As with other extensions of credit, the Funds bear the risk of delay on recovery or loss of rights in the collateral should the borrower of the securities fail financially.
     Both the Funds and BGA receive compensation relating to the lending of the Funds’ securities. The amounts earned by the Funds for the year ended August 31, 2003, are reported parenthetically on the Statements of Operations. The Funds invest the cash collateral received in connection with securities lending transactions in the Enhanced Portfolio of Boston Global Investment Trust, a Delaware statutory trust. The Enhanced Portfolio is exempt from registration under Section 3(c)(7) of the Investment Company Act of 1940 and is managed by GSAM, for which GSAM receives an investment advisory fee. The Enhanced Portfolio invests in high quality money market instruments. The Funds bear the risk of incurring a loss from the investment of cash collateral due to either credit or market factors.

 GOLDMAN SACHS VALUE EQUITY FUNDS

Notes to Financial Statements (continued)
August 31, 2003

5. SECURITIES LENDING (continued)
     The table below details the following items as of August 31, 2003:

			Earnings of BGA	Earnings Received	Amount Payable to
		Cash Collateral	Relating to Securities	From Lending to	Goldman Sachs
	Market Value of	Received for Loans	Loaned for the	Goldman Sachs for	Upon Return of
	Securities on loan as of	Outstanding as of	Year Ended	the Year Ended	Securities Loaned as of
Fund	August 31, 2003	August 31, 2003	August 31, 2003	August 31, 2003	August 31, 2003

Large Cap Value	$—	$—	$709	$286	$—

Growth and Income	2,350,810	2,387,000	2,190	1,105	—

Mid Cap Value	11,077,676	11,283,600	6,070	2,077	—

Small Cap Value	63,733,917	67,230,840	52,988	124,503	25,070,100

6. LINE OF CREDIT FACILITY

The Funds participate in a $350,000,000 committed, unsecured revolving line of credit facility. Under the most restrictive arrangement, each Fund must own securities having a market value in excess of 400% of the total bank borrowings. This facility is to be used solely for temporary or emergency purposes. The interest rate on borrowings is based on the federal funds rate. The committed facility also requires a fee to be paid by the Funds based on the amount of the commitment which has not been utilized. During the year ended August 31, 2003, the Funds did not have any borrowings under this facility.

7. JOINT REPURCHASE AGREEMENT ACCOUNT

The Funds, together with other registered investment companies having management agreements with GSAM or its affiliates, transfer uninvested cash into joint accounts, the daily aggregate balance of which is invested in one or more repurchase agreements.
     At August 31, 2003, the Large Cap Value, Growth and Income, Mid Cap Value and Small Cap Value Funds had undivided interests in the following Joint Repurchase Agreement Account II which equaled $6,300,000, $18,800,000,

GOLDMAN SACHS VALUE EQUITY FUNDS

7. JOINT REPURCHASE AGREEMENT ACCOUNT (continued)
$20,600,000 and $38,400,000, respectively, in principal amount. At August 31, 2003, the following repurchase agreements held in this Joint Account were fully collateralized by Federal Agency obligations:

	Principal	Interest	Maturity	Maturity
Repurchase Agreements	Amount	Rate	Date	Value

ABN AMRO, Inc.	$400,000,000	1.05%	09/02/2003	$400,046,667

Banc of America Securities LLC	800,000,000	1.08	09/02/2003	800,096,000

Barclays Capital PLC	600,000,000	1.05	09/02/2003	600,070,000

Bear Stearns Companies, Inc.	300,000,000	1.08	09/02/2003	300,036,000

Credit Suisse First Boston Corp.	700,000,000	1.05	09/02/2003	700,081,667

Deutsche Bank Securities, Inc.	1,000,000,000	1.07	09/02/2003	1,000,118,889

Greenwich Capital Markets	500,000,000	1.07	09/02/2003	500,059,444

J.P. Morgan Chase & Co.	500,000,000	1.08	09/02/2003	500,060,000

UBS LLC	859,700,000	1.05	09/02/2003	859,800,298

Westdeutsche Landesbank AG	500,000,000	1.13	09/02/2003	500,062,500

TOTAL JOINT REPURCHASE AGREEMENT ACCOUNT II	$6,159,700,000			$6,160,431,465

8. CERTAIN RECLASSIFICATIONS

In order to account for permanent book/tax differences, certain reclassifications have been recorded to the Funds’ accounts. These reclassifications have no impact on the net asset value of the Funds. Reclassifications result primarily from the difference in the tax treatment of real estate investment trusts.

			Accumulated
		Accumulated	Undistributed
		Net Realized	Net Investment
Fund	Paid-in-Capital	Loss	Income

Large Cap Value	$(831)	$(6,996)	$7,827

Growth and Income	150	14,954	(15,104)

Mid Cap Value	(47,599)	119,251	(71,652)

Small Cap Value	(653,671)	70,830	582,841

 GOLDMAN SACHS VALUE EQUITY FUNDS

Notes to Financial Statements (continued)
August 31, 2003

9. ADDITIONAL TAX INFORMATION

The tax character of distributions paid during the fiscal year ended August 31, 2002 was as follows:

	Large Cap	Growth and	Mid Cap	Small Cap
	Value Fund	Income Fund	Value Fund	Value Fund

Distributions paid from:
Ordinary Income	$1,003,341	$2,773,367	$3,500,333	$1,199,003
Net long-term capital gains	—	—	12,356,908	—

Total taxable distributions	$1,003,341	$2,773,367	$15,857,241	$1,199,003

     The tax character of distributions paid during the fiscal year ended August 31, 2003 was as follows:

	Large Cap	Growth and	Mid Cap	Small Cap
	Value Fund	Income Fund	Value Fund	Value Fund

Distributions paid from:
Ordinary Income	$2,994,379	$5,079,606	$4,459,350	$516,207
Net long-term capital gains	—	—	16,272,542	804,510

Total taxable distributions	$2,994,379	$5,079,606	$20,731,892	$1,320,717

     As of August 31, 2003, the components of accumulated earnings (losses) on a tax basis were as follows:

	Large Cap	Growth and	Mid Cap	Small Cap
	Value Fund	Income Fund	Value Fund	Value Fund

Undistributed (distributions in excess of) ordinary income — net	$1,976,542	$267,243	$7,020,825	$—
Undistributed long-term capital gains	—	—	—	928,934

Total undistributed earnings	$1,976,542	$267,243	$7,020,825	$928,934
Capital loss carryforward	(31,091,722)	(145,891,005)	(14,435,189)	—
Timing differences (post October losses)	(15,714,831)	(10,243,719)	(14,205,120)	—
Unrealized gains (losses) — net	26,650,495	45,147,813	107,219,934	125,515,450

Total accumulated earnings (losses) — net	$(18,179,516)	$(110,719,668)	$85,600,450	$126,444,384
Capital loss carryforward years of expiration	2009-2011	2008-2011	2011	—

     At August 31, 2003, the Funds’ aggregate security unrealized gains and losses based on cost for U.S. federal income tax purposes was as follows:

	Large Cap	Growth and	Mid Cap	Small Cap
	Value Fund	Income Fund	Value Fund	Value Fund

Tax Cost	$320,111,773	$455,379,076	$909,487,941	$828,709,005

Gross unrealized gain	31,824,850	54,433,226	114,709,049	154,088,951
Gross unrealized loss	(5,174,355)	(9,285,413)	(7,489,115)	(28,573,501)

Net unrealized security gain (loss)	$26,650,495	$45,147,813	$107,219,934	$125,515,450

     The difference between book-basis and tax-basis unrealized gains (losses) is primarily attributable to wash sales, return of capital distributions from underlying fund investments, and differences related to the tax treatment of partnership investments.

GOLDMAN SACHS VALUE EQUITY FUNDS

10. OTHER MATTERS

As of August 31, 2003, Goldman, Sachs & Co. Employees Profit Sharing Master Trust was the beneficial owner of approximately 19% of the outstanding shares of the Mid Cap Value Fund.

 GOLDMAN SACHS VALUE EQUITY FUNDS

Notes to Financial Statements (continued)
August 31, 2003

11. SUMMARY OF SHARE TRANSACTIONS

Share activity for the year ended August 31, 2003 is as follows:

	Large Cap		Growth and		Mid Cap		Small Cap
	Value Fund		Income Fund		Value Fund		Value Fund

	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	8,973,159	$81,528,121	7,486,042	$134,748,930	13,809,530	$319,069,564	9,966,247	$284,100,902
Reinvestments of dividends and distributions	201,743	1,819,721	244,301	4,270,785	368,417	8,385,175	24,735	676,513
Shares repurchased	(11,565,163)	(104,319,666)	(3,005,531)	(52,983,643)	(8,477,539)	(194,285,079)	(5,852,161)	(165,599,072)

	(2,390,261)	(20,971,824)	4,724,812	86,036,072	5,700,408	133,169,660	4,138,821	119,178,343

Class B Shares
Shares sold	465,188	4,188,139	811,526	14,113,018	1,549,236	35,074,199	685,964	18,488,288
Reinvestments of dividends and distributions	8,442	74,965	27,324	462,368	80,945	1,819,650	2,738	71,300
Shares repurchased	(344,334)	(3,022,759)	(844,778)	(14,444,587)	(951,499)	(21,439,976)	(651,455)	(16,991,084)

	129,296	1,240,345	(5,928)	130,799	678,682	15,453,873	37,247	1,568,504

Class C Shares
Shares sold	934,871	8,586,148	468,535	8,234,670	982,760	22,241,208	1,053,573	28,756,636
Reinvestments of dividends and distributions	2,943	26,167	3,259	55,053	39,029	873,470	1,649	42,902
Shares repurchased	(345,629)	(3,108,642)	(487,563)	(8,509,063)	(516,804)	(11,555,496)	(426,942)	(11,296,003)

	592,185	5,503,673	(15,769)	(219,340)	504,985	11,559,182	628,280	17,503,535

Institutional Shares
Shares sold	4,397,428	40,990,478	2,917	52,461	3,197,047	73,316,945	1,516,237	45,188,359
Reinvestments of dividends and distributions	57,990	525,964	3,508	61,739	298,844	6,813,640	10,532	292,156
Shares repurchased	(3,127,008)	(28,921,579)	(69,643)	(1,299,942)	(3,672,143)	(84,264,350)	(1,284,681)	(36,139,648)

	1,328,410	12,594,863	(63,218)	(1,185,742)	(176,252)	(4,133,765)	242,088	9,340,867

Service Shares
Shares sold	—	—	25,015	438,666	102,868	2,347,650	80,506	2,288,226
Reinvestments of dividends and distributions	1	14	2,391	41,577	2,171	49,219	60	1,625
Shares repurchased	—	—	(125,623)	(2,314,638)	(24,098)	(555,979)	(78,829)	(2,213,594)

	1	14	(98,217)	(1,834,395)	80,941	1,840,890	1,737	76,257

NET INCREASE (DECREASE)	(340,369)	$(1,632,929)	4,541,680	$82,927,394	6,788,764	$157,889,840	5,048,173	$147,667,506

GOLDMAN SACHS VALUE EQUITY FUNDS

11. SUMMARY OF SHARE TRANSACTIONS (continued)

Share activity for the year ended August 31, 2002 is as follows:

	Large Cap		Growth and		Mid Cap		Small Cap
	Value Fund		Income Fund		Value Fund		Value Fund

	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	22,084,113	$221,616,834	2,064,372	$39,788,477	13,116,279	$325,073,157	10,617,397	$316,046,572
Reinvestments of dividends and distributions	57,503	579,630	114,033	2,263,638	202,948	4,787,540	27,122	771,585
Shares repurchased	(9,030,608)	(89,358,812)	(4,083,200)	(78,724,298)	(3,094,608)	(76,193,827)	(5,803,909)	(166,962,852)

	13,111,008	132,837,652	(1,904,795)	(36,672,183)	10,224,619	253,666,870	4,840,610	149,855,305

Class B Shares
Shares sold	795,356	7,866,559	373,231	6,987,509	2,577,031	63,854,049	1,808,897	52,763,201
Reinvestments of dividends and distributions	—	—	14,226	277,045	47,627	1,112,097	—	—
Shares repurchased	(377,469)	(3,644,192)	(1,148,281)	(21,439,609)	(649,374)	(15,457,858)	(711,615)	(19,168,064)

	417,887	4,222,367	(760,824)	(14,175,055)	1,975,284	49,508,288	1,097,282	33,595,137

Class C Shares
Shares sold	294,448	2,889,136	176,964	3,324,894	1,204,552	29,922,619	1,350,934	39,044,817
Reinvestments of dividends and distributions	—	—	1,664	32,254	19,387	451,332	—	—
Shares repurchased	(169,365)	(1,620,650)	(185,353)	(3,402,160)	(230,680)	(5,511,635)	(260,558)	(7,351,382)

	125,083	1,268,486	(6,725)	(45,012)	993,259	24,862,316	1,090,376	31,693,435

Institutional Shares
Shares sold	7,051,827	71,025,627	200,201	3,915,175	4,679,687	117,168,973	3,010,144	93,402,271
Reinvestments of dividends and distributions	14,462	146,066	1,965	39,371	310,463	7,323,826	8,742	251,951
Shares repurchased	(3,609,137)	(35,605,120)	(1,374,740)	(28,046,183)	(1,987,241)	(48,791,626)	(1,420,865)	(41,897,156)

	3,457,152	35,566,573	(1,172,574)	(24,091,637)	3,002,909	75,701,173	1,598,021	51,757,066

Service Shares
Shares sold	—	—	46,134	911,271	46,770	1,183,416	168,360	5,210,516
Reinvestments of dividends and distributions	1	3	1,451	28,883	9	215	242	6,820
Shares repurchased	—	—	(119,402)	(2,361,113)	(19,209)	(442,812)	(83,299)	(2,443,645)

	1	3	(71,817)	(1,420,959)	27,570	740,819	85,303	2,773,691

NET INCREASE (DECREASE)	17,111,131	$173,895,081	(3,916,735)	$(76,404,846)	16,223,641	$404,479,466	8,711,592	$269,674,634

 GOLDMAN SACHS LARGE CAP VALUE FUND

Financial Highlights
Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from			Distributions
		investment operations			to shareholders

	Net asset	Net
	value,	investment	Net realized	Total from	From net
	beginning	income	and unrealized	investment	investment
	of period	(loss)(c)	gain (loss)	operations	income

FOR THE YEARS ENDED AUGUST 31,

2003 - Class A Shares	$9.24	$0.08	$0.63	$0.71	$(0.09)
2003 - Class B Shares	9.11	0.01	0.61	0.62	(0.07)
2003 - Class C Shares	9.11	0.01	0.62	0.63	(0.07)
2003 - Institutional Shares	9.29	0.12	0.64	0.76	(0.10)
2003 - Service Shares	9.29	0.08	0.63	0.71	(0.09)

2002 - Class A Shares	10.21	0.08	(1.01)	(0.93)	(0.04)
2002 - Class B Shares	10.10	— (d)	(0.99)	(0.99)	—
2002 - Class C Shares	10.10	— (d)	(0.99)	(0.99)	—
2002 - Institutional Shares	10.24	0.12	(1.01)	(0.89)	(0.06)
2002 - Service Shares	10.23	0.08	(1.00)	(0.92)	(0.02)

2001 - Class A Shares	10.39	0.08	(0.20)	(0.12)	(0.06)
2001 - Class B Shares	10.33	(0.01)	(0.19)	(0.20)	(0.03)
2001 - Class C Shares	10.32	(0.01)	(0.19)	(0.20)	(0.02)
2001 - Institutional Shares	10.40	0.12	(0.20)	(0.08)	(0.08)
2001 - Service Shares	10.38	0.08	(0.20)	(0.12)	(0.03)
FOR THE PERIOD ENDED AUGUST 31,

2000 - Class A Shares (commenced Dec. 15, 1999)	10.00	0.06	0.33	0.39	—
2000 - Class B Shares (commenced Dec. 15, 1999)	10.00	— (d)	0.33	0.33	—
2000 - Class C Shares (commenced Dec. 15, 1999)	10.00	0.01	0.31	0.32	—
2000 - Institutional Shares (commenced Dec. 15, 1999)	10.00	0.09	0.31	0.40	—
2000 - Service Shares (commenced Dec. 15, 1999)	10.00	0.07	0.31	0.38	—

(a)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Total returns for periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
(b)	Annualized.
(c)	Calculated based on the average shares outstanding methodology.
(d)	Less than $0.005 per share.

44     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS LARGE CAP VALUE FUND

							Ratios assuming no
							expense reductions

					Ratio of				Ratio of
		Net assets,	Ratio of		net investment		Ratio of		net investment
Net asset		end of	net expenses		income (loss)		expenses		income (loss)		Portfolio
value, end	Total	period	to average		to average		to average		to average		turnover
of period	return(a)	(in 000s)	net assets		net assets		net assets		net assets		rate

$9.86	7.77%	$224,605	1.26%		0.91%		1.30%		0.87%		78%
9.66	6.92	13,740	2.01		0.16		2.05		0.12		78
9.67	7.03	10,417	2.01		0.15		2.05		0.11		78
9.95	8.27	96,895	0.86		1.31		0.90		1.27		78
9.91	7.74	2	1.36		0.82		1.40		0.78		78

9.24	(9.12)	232,501	1.26		0.80		1.32		0.74		91
9.11	(9.80)	11,772	2.01		0.04		2.07		(0.02)		91
9.11	(9.80)	4,420	2.01		0.05		2.07		(0.01)		91
9.29	(8.73)	78,146	0.86		1.19		0.92		1.13		91
9.29	(9.03)	1	1.36		0.84		1.42		0.78		91

10.21	(1.21)	123,013	1.25		0.73		1.83		0.15		69
10.10	(1.98)	8,830	2.00		(0.06)		2.58		(0.64)		69
10.10	(1.96)	3,636	2.00		(0.05)		2.58		(0.63)		69
10.24	(0.81)	50,740	0.85		1.09		1.43		0.51		69
10.23	(1.17)	2	1.35		0.80		1.93		0.22		69

10.39	3.90	7,181	1.25	(b)	0.84	(b)	3.30	(b)	(1.21	)(b)	67
10.33	3.30	1,582	2.00	(b)	0.06	(b)	4.05	(b)	(1.99	)(b)	67
10.32	3.20	850	2.00	(b)	0.15	(b)	4.05	(b)	(1.90	)(b)	67
10.40	4.00	16,155	0.85	(b)	1.31	(b)	2.90	(b)	(0.74	)(b)	67
10.38	3.80	2	1.35	(b)	0.95	(b)	3.40	(b)	(1.10	)(b)	67

 GOLDMAN SACHS GROWTH AND INCOME FUND

Financial Highlights
Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from				Distributions
		investment operations				to shareholders

	Net asset	Net					In excess
	value,	investment		Net realized	Total from	From net	of net	From net
	beginning	income		and unrealized	investment	investment	investment	realized	Total
	of period	(loss)		gain (loss)	operations	income	income	gains	distributions

FOR THE YEARS ENDED AUGUST 31,

2003 - Class A Shares	$18.01	$0.25	(c)	$1.21	$1.46	$(0.25)	$—	$—	$(0.25)
2003 - Class B Shares	17.55	0.12	(c)	1.17	1.29	(0.12)	—	—	(0.12)
2003 - Class C Shares	17.51	0.12	(c)	1.16	1.28	(0.12)	—	—	(0.12)
2003 - Institutional Shares	18.22	0.33	(c)	1.21	1.54	(0.32)	—	—	(0.32)
2003 - Service Shares	17.98	0.23	(c)	1.21	1.44	(0.23)	—	—	(0.23)

2002 - Class A Shares	19.66	0.18	(c)	(1.69)	(1.51)	(0.14)	—	—	(0.14)
2002 - Class B Shares	19.23	0.04	(c)	(1.65)	(1.61)	(0.07)	—	—	(0.07)
2002 - Class C Shares	19.19	0.04	(c)	(1.65)	(1.61)	(0.07)	—	—	(0.07)
2002 - Institutional Shares	19.84	0.22	(c)	(1.66)	(1.44)	(0.18)	—	—	(0.18)
2002 - Service Shares	19.63	0.16	(c)	(1.68)	(1.52)	(0.13)	—	—	(0.13)

2001 - Class A Shares	24.78	0.01	(c)	(5.13)	(5.12)	—	—	—	—
2001 - Class B Shares	24.42	(0.15	) (c)	(5.04)	(5.19)	—	—	—	—
2001 - Class C Shares	24.37	(0.15	) (c)	(5.03)	(5.18)	—	—	—	—
2001 - Institutional Shares	24.91	0.11	(c)	(5.18)	(5.07)	—	—	—	—
2001 - Service Shares	24.77	(0.01	) (c)	(5.13)	(5.14)	—	—	—	—

2000 - Class A Shares	24.68	0.07	(c)	1.44	1.51	(0.05)	(0.03)	(1.33)	(1.41)
2000 - Class B Shares	24.46	(0.10	) (c)	1.42	1.32	(0.02)	(0.01)	(1.33)	(1.36)
2000 - Class C Shares	24.41	(0.09	) (c)	1.40	1.31	(0.01)	(0.01)	(1.33)	(1.35)
2000 - Institutional Shares	24.72	0.16	(c)	1.49	1.65	(0.09)	(0.04)	(1.33)	(1.46)
2000 - Service Shares	24.68	0.05	(c)	1.44	1.49	(0.05)	(0.02)	(1.33)	(1.40)
FOR THE SEVEN MONTHS ENDED AUGUST 31,

1999 - Class A Shares	24.33	0.19		0.31	0.50	(0.15)	—	—	(0.15)
1999 - Class B Shares	24.13	0.08		0.31	0.39	(0.06)	—	—	(0.06)
1999 - Class C Shares	24.08	0.08		0.30	0.38	(0.05)	—	—	(0.05)
1999 - Institutional Shares	24.35	0.34		0.23	0.57	(0.20)	—	—	(0.20)
1999 - Service Shares	24.33	0.17		0.32	0.49	(0.14)	—	—	(0.14)
FOR THE YEAR ENDED JANUARY 31,

1999 - Class A Shares	25.93	0.20		(1.60)	(1.40)	(0.19)	(0.01)	—	(0.20)
1999 - Class B Shares	25.73	0.02		(1.58)	(1.56)	(0.04)	—	—	(0.04)
1999 - Class C Shares	25.70	0.02		(1.59)	(1.57)	(0.05)	—	—	(0.05)
1999 - Institutional Shares	25.95	0.29		(1.58)	(1.29)	(0.30)	(0.01)	—	(0.31)
1999 - Service Shares	25.92	0.17		(1.58)	(1.41)	(0.17)	(0.01)	—	(0.18)

(a)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Total returns for periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
(b)	Annualized.
(c)	Calculated based on the average shares outstanding methodology.

46     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH AND INCOME FUND

						Ratios assuming no
						expense reductions

					Ratio of			Ratio of
		Net assets,	Ratio of		net investment	Ratio of		net investment
Net asset		end of	net expenses		income (loss)	expenses		income (loss)	Portfolio
value, end	Total	period	to average		to average	to average		to average	turnover
of period	return(a)	(in 000s)	net assets		net assets	net assets		net assets	rate

$19.22	8.25%	$401,439	1.20%		1.42%	1.24%		1.38%	55%
18.72	7.43	81,765	1.95		0.68	1.99		0.64	55
18.67	7.39	9,661	1.95		0.68	1.99		0.64	55
19.44	8.63	3,615	0.80		1.83	0.84		1.79	55
19.19	8.14	2,191	1.30		1.33	1.34		1.29	55

18.01	(7.74)	291,151	1.20		0.95	1.22		0.93	89
17.55	(8.42)	76,772	1.95		0.19	1.97		0.17	89
17.51	(8.42)	9,336	1.95		0.21	1.97		0.19	89
18.22	(7.36)	4,539	0.80		1.12	0.82		1.10	89
17.98	(7.80)	3,819	1.30		0.83	1.32		0.81	89

19.66	(20.66)	355,205	1.19		0.07	1.21		0.05	40
19.23	(21.25)	98,747	1.94		(0.68)	1.96		(0.70)	40
19.19	(21.22)	10,360	1.94		(0.68)	1.96		(0.70)	40
19.84	(20.32)	28,201	0.79		0.49	0.81		0.47	40
19.63	(20.75)	5,581	1.29		(0.03)	1.31		(0.05)	40

24.78	6.48	576,354	1.18		0.31	1.18		0.31	87
24.42	5.70	155,527	1.93		(0.41)	1.93		(0.41)	87
24.37	5.67	15,746	1.93		(0.40)	1.93		(0.40)	87
24.91	7.05	28,543	0.78		0.69	0.78		0.69	87
24.77	6.40	7,926	1.28		0.20	1.28		0.20	87

24.68	2.05	855,174	1.19	(b)	1.26 (b)	1.20	(b)	1.25 (b)	55
24.46	1.60	271,912	1.94	(b)	0.51 (b)	1.95	(b)	0.50 (b)	55
24.41	1.58	31,328	1.94	(b)	0.51 (b)	1.95	(b)	0.50 (b)	55
24.72	2.32	32,181	0.79	(b)	1.72 (b)	0.80	(b)	1.71 (b)	55
24.68	2.01	10,008	1.29	(b)	1.16 (b)	1.30	(b)	1.15 (b)	55

24.33	(5.40)	1,122,157	1.22		0.78	1.32		0.68	126
24.13	(6.07)	349,662	1.92		0.09	1.92		0.09	126
24.08	(6.12)	48,146	1.92		0.10	1.92		0.10	126
24.35	(5.00)	173,696	0.80		1.25	0.80		1.25	126
24.33	(5.44)	11,943	1.30		0.72	1.30		0.72	126

 GOLDMAN SACHS MID CAP VALUE FUND

Financial Highlights
Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from				Distributions
		investment operations				to shareholders

	Net asset	Net
	value,	investment		Net realized	Total from	From net	From net
	beginning	income		and unrealized	investment	investment	realized	Total
	of period	(loss)		gain (loss)	operations	income	gains	distributions

FOR THE YEARS ENDED AUGUST 31,

2003 - Class A Shares	$24.17	$0.19	(c)	$1.65	$1.84	$(0.14)	$(0.50)	$(0.64)
2003 - Class B Shares	23.80	0.02	(c)	1.62	1.64	(0.02)	(0.50)	(0.52)
2003 - Class C Shares	23.73	0.02	(c)	1.60	1.62	(0.04)	(0.50)	(0.54)
2003 - Institutional Shares	24.24	0.29	(c)	1.66	1.95	(0.20)	(0.50)	(0.70)
2003 - Service Shares	24.12	0.17	(c)	1.65	1.82	(0.18)	(0.50)	(0.68)

2002 - Class A Shares	24.34	0.18	(c)	0.45	0.63	(0.18)	(0.62)	(0.80)
2002 - Class B Shares	24.01	(0.01	) (c)	0.45	0.44	(0.03)	(0.62)	(0.65)
2002 - Class C Shares	23.98	(0.01	) (c)	0.45	0.44	(0.07)	(0.62)	(0.69)
2002 - Institutional Shares	24.35	0.27	(c)	0.45	0.72	(0.21)	(0.62)	(0.83)
2002 - Service Shares	24.14	0.16	(c)	0.44	0.60	—	(0.62)	(0.62)

2001 - Class A Shares	19.88	0.24	(c)	4.37	4.61	(0.15)	—	(0.15)
2001 - Class B Shares	19.69	0.06	(c)	4.33	4.39	(0.07)	—	(0.07)
2001 - Class C Shares	19.67	0.06	(c)	4.33	4.39	(0.08)	—	(0.08)
2001 - Institutional Shares	19.86	0.33	(c)	4.36	4.69	(0.20)	—	(0.20)
2001 - Service Shares	19.73	0.21	(c)	4.34	4.55	(0.14)	—	(0.14)

2000 - Class A Shares	18.42	0.20	(c)	1.38	1.58	(0.12)	—	(0.12)
2000 - Class B Shares	18.23	0.06	(c)	1.40	1.46	—	—	—
2000 - Class C Shares	18.24	0.06	(c)	1.37	1.43	—	—	—
2000 - Institutional Shares	18.45	0.27	(c)	1.36	1.63	(0.22)	—	(0.22)
2000 - Service Shares	18.31	0.18	(c)	1.35	1.53	(0.11)	—	(0.11)
FOR THE SEVEN-MONTH PERIOD ENDED AUGUST 31,

1999 - Class A Shares	18.38	0.06		1.71	1.77	—	(1.73)	(1.73)
1999 - Class B Shares	18.29	(0.04)		1.71	1.67	—	(1.73)	(1.73)
1999 - Class C Shares	18.30	(0.04)		1.71	1.67	—	(1.73)	(1.73)
1999 - Institutional Shares	18.37	0.09		1.72	1.81	—	(1.73)	(1.73)
1999 - Service Shares	18.29	0.05		1.70	1.75	—	(1.73)	(1.73)
FOR THE YEAR ENDED JANUARY 31,

1999 - Class A Shares	21.61	0.10		(2.38)	(2.28)	(0.07)	(0.88)	(0.95)
1999 - Class B Shares	21.57	(0.05)		(2.35)	(2.40)	—	(0.88)	(0.88)
1999 - Class C Shares	21.59	(0.05)		(2.34)	(2.39)	(0.02)	(0.88)	(0.90)
1999 - Institutional Shares	21.65	0.19		(2.38)	(2.19)	(0.21)	(0.88)	(1.09)
1999 - Service Shares	21.62	0.03		(2.31)	(2.28)	(0.17)	(0.88)	(1.05)

(a)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Total returns for periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
(b)	Annualized.
(c)	Calculated based on the average shares outstanding methodology.

48     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS MID CAP VALUE FUND

							Ratios assuming no
							expense reductions

					Ratio of				Ratio of
		Net assets,	Ratio of		net investment		Ratio of		net investment
Net asset		end of	net expenses		income (loss)		expenses		income (loss)		Portfolio
value, end	Total	period	to average		to average		to average		to average		turnover
of period	return(a)	(in 000s)	net assets		net assets		net assets		net assets		rate

$25.37	7.88%	$504,693	1.25%		0.83%		1.25%		0.83%		80%
24.92	7.09	110,569	2.00		0.09		2.00		0.09		80
24.81	7.07	53,835	2.00		0.09		2.00		0.09		80
25.49	8.34	330,827	0.85		1.24		0.85		1.24		80
25.26	7.83	3,008	1.35		0.72		1.35		0.72		80

24.17	2.67	342,976	1.27		0.72		1.27		0.72		92
23.80	1.90	89,434	2.02		(0.04)		2.02		(0.04)		92
23.73	1.87	39,498	2.02		(0.03)		2.02		(0.03)		92
24.24	3.05	318,916	0.87		1.11		0.87		1.11		92
24.12	2.55	921	1.37		0.63		1.37		0.63		92

24.34	23.29	96,568	1.29		1.05		1.32		1.02		101
24.01	22.33	42,813	2.04		0.28		2.07		0.25		101
23.98	22.37	16,094	2.04		0.28		2.07		0.25		101
24.35	23.75	247,212	0.89		1.43		0.92		1.40		101
24.14	23.17	256	1.39		0.94		1.42		0.91		101

19.88	8.70	39,142	1.29		1.11		1.34		1.06		83
19.69	8.01	22,284	2.04		0.35		2.09		0.30		83
19.67	7.84	5,720	2.04		0.32		2.09		0.27		83
19.86	9.08	158,188	0.89		1.51		0.94		1.46		83
19.73	8.48	206	1.39		1.03		1.44		0.98		83

18.42	9.04	49,081	1.29	(b)	0.43	(b)	1.37	(b)	0.35	(b)	69
18.23	8.53	31,824	2.04	(b)	(0.33	)(b)	2.12	(b)	(0.41	)(b)	69
18.24	8.52	9,807	2.04	(b)	(0.34	)(b)	2.12	(b)	(0.42	)(b)	69
18.45	9.26	190,549	0.89	(b)	0.79	(b)	0.97	(b)	0.71	(b)	69
18.31	8.97	190	1.39	(b)	0.38	(b)	1.47	(b)	0.30	(b)	69

18.38	(10.48)	70,578	1.33		0.38		1.41		0.30		92
18.29	(11.07)	37,821	1.93		(0.22)		2.01		(0.30)		92
18.30	(11.03)	10,800	1.93		(0.22)		2.01		(0.30)		92
18.37	(10.07)	196,512	0.87		0.83		0.95		0.75		92
18.29	(10.48)	289	1.37		0.32		1.45		0.24		92

 GOLDMAN SACHS SMALL CAP VALUE FUND

Financial Highlights
Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from				Distributions
		investment operations				to shareholders

	Net asset	Net
	value,	investment		Net realized	Total from	From net	From net
	beginning	income		and unrealized	investment	investment	realized	Total
	of period	(loss)		gain (loss)	operations	income	gains	distributions

FOR THE YEARS ENDED AUGUST 31,

2003 - Class A Shares	$27.79	$—	(c)(d)	$6.03	$6.03	$(0.02)	$(0.03)	$(0.05)
2003 - Class B Shares	26.50	(0.19	) (c)	5.71	5.52	—	(0.03)	(0.03)
2003 - Class C Shares	26.48	(0.20	) (c)	5.71	5.51	—	(0.03)	(0.03)
2003 - Institutional Shares	28.25	0.12	(c)	6.13	6.25	(0.12)	(0.03)	(0.15)
2003 - Service Shares	27.56	(0.02	) (c)	5.97	5.95	—	(0.03)	(0.03)

2002 - Class A Shares	28.55	0.09	(c)	(0.76)	(0.67)	(0.09)	—	(0.09)
2002 - Class B Shares	27.35	(0.12	) (c)	(0.73)	(0.85)	—	—	—
2002 - Class C Shares	27.38	(0.13	) (c)	(0.77)	(0.90)	—	—	—
2002 - Institutional Shares	28.98	0.21	(c)	(0.76)	(0.55)	(0.18)	—	(0.18)
2002 - Service Shares	28.43	0.05	(c)	(0.74)	(0.69)	(0.18)	—	(0.18)

2001 - Class A Shares	23.21	0.15	(c)	5.19	5.34	—	—	—
2001 - Class B Shares	22.40	(0.04	) (c)	4.99	4.95	—	—	—
2001 - Class C Shares	22.42	(0.04	) (c)	5.00	4.96	—	—	—
2001 - Institutional Shares	23.47	0.25	(c)	5.26	5.51	—	—	—
2001 - Service Shares	23.13	0.13	(c)	5.17	5.30	—	—	—

2000 - Class A Shares	19.80	0.01	(c)	3.40	3.41	—	—	—
2000 - Class B Shares	19.27	(0.13	) (c)	3.26	3.13	—	—	—
2000 - Class C Shares	19.28	(0.12	) (c)	3.26	3.14	—	—	—
2000 - Institutional Shares	19.95	0.10	(c)	3.42	3.52	—	—	—
2000 - Service Shares	19.76	0.01	(c)	3.36	3.37	—	—	—
FOR THE SEVEN-MONTH PERIOD ENDED AUGUST 31,

1999 - Class A Shares	18.51	(0.05)		1.34	1.29	—	—	—
1999 - Class B Shares	18.10	(0.12)		1.29	1.17	—	—	—
1999 - Class C Shares	18.12	(0.11)		1.27	1.16	—	—	—
1999 - Institutional Shares	18.62	—		1.33	1.33	—	—	—
1999 - Service Shares	18.50	(0.13)		1.39	1.26	—	—	—
FOR THE YEAR ENDED JANUARY 31,

1999 - Class A Shares	24.05	(0.06)		(4.48)	(4.54)	—	(1.00)	(1.00)
1999 - Class B Shares	23.73	(0.21)		(4.42)	(4.63)	—	(1.00)	(1.00)
1999 - Class C Shares	23.73	(0.18)		(4.43)	(4.61)	—	(1.00)	(1.00)
1999 - Institutional Shares	24.09	0.03		(4.50)	(4.47)	—	(1.00)	(1.00)
1999 - Service Shares	24.05	(0.04)		(4.51)	(4.55)	—	(1.00)	(1.00)

(a)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Total returns for periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
(b)	Annualized.
(c)	Calculated based on the average shares outstanding methodology.
(d)	Amount is less than $0.005 per share.

50     The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SMALL CAP VALUE FUND

							Ratios assuming no
							expense reductions

					Ratio of				Ratio of
		Net assets,	Ratio of		net investment		Ratio of		net investment
Net asset		end of	net expenses		income (loss)		expenses		income (loss)		Portfolio
value, end	Total	period	to average		to average		to average		to average		turnover
of period	return(a)	(in 000s)	net assets		net assets		net assets		net assets		rate

$33.77	21.75%	$592,863	1.51%		0.01%		1.52%		0.00%		58%
31.99	20.84	93,528	2.26		(0.71)		2.27		(0.72)		58
31.96	20.82	76,112	2.26		(0.74)		2.27		(0.75)		58
34.35	22.22	117,968	1.11		0.43		1.12		0.42		58
33.48	21.60	4,100	1.61		(0.09)		1.62		(0.10)		58

27.79	(2.34)	372,900	1.51		0.32		1.53		0.30		75
26.50	(3.11)	76,494	2.26		(0.43)		2.28		(0.45)		75
26.48	(3.29)	46,416	2.26		(0.46)		2.28		(0.48)		75
28.25	(1.91)	90,177	1.11		0.71		1.13		0.69		75
27.56	(2.43)	3,326	1.61		0.17		1.63		0.15		75

28.55	23.01	244,860	1.50		0.59		1.60		0.49		93
27.35	22.10	48,939	2.25		(0.16)		2.35		(0.26)		93
27.38	22.07	18,140	2.25		(0.16)		2.35		(0.26)		93
28.98	23.48	46,211	1.10		0.97		1.20		0.87		93
28.43	22.91	1,006	1.60		0.47		1.70		0.37		93

23.21	17.22	157,791	1.50		0.07		1.57		—		75
22.40	16.24	29,199	2.25		(0.68)		2.32		(0.75)		75
22.42	16.34	8,428	2.25		(0.65)		2.32		(0.72)		75
23.47	17.64	26,445	1.10		0.49		1.17		0.42		75
23.13	17.05	83	1.60		0.03		1.67		(0.04)		75

19.80	6.97	210,500	1.50	(b)	(0.35	)(b)	1.61	(b)	(0.46	)(b)	47
19.27	6.46	37,386	2.25	(b)	(1.10	)(b)	2.36	(b)	(1.21	)(b)	47
19.28	6.40	8,079	2.25	(b)	(1.10	)(b)	2.36	(b)	(1.21	)(b)	47
19.95	7.14	27,023	1.10	(b)	0.05	(b)	1.21	(b)	(0.06	)(b)	47
19.76	6.81	57	1.60	(b)	(0.41	)(b)	1.71	(b)	(0.52	)(b)	47

18.51	(17.37)	261,661	1.50		(0.24)		1.74		(0.48)		98
18.10	(18.00)	42,879	2.25		(0.99)		2.29		(1.03)		98
18.12	(17.91)	8,212	2.25		(0.99)		2.29		(1.03)		98
18.62	(17.04)	15,351	1.13		0.13		1.17		0.09		98
18.50	(17.41)	261	1.62		(0.47)		1.66		(0.51)		98

Report of Independent Auditors

To the Shareholders and Board of Trustees of
Goldman Sachs Trust — Value Equity Funds:

In our opinion, the accompanying statements of assets and liabilities, including the statements of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Goldman Sachs Large Cap Value Fund, Growth and Income Fund, Mid Cap Value Fund and Small Cap Value Fund (collectively “the Value Equity Funds”), portfolios of Goldman Sachs Trust at August 31, 2003, the results of each of their operations and the changes in each of their net assets for each of the periods indicated and the financial highlights for each of the four most recent periods then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Value Equity Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2003 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The financial highlights of the Value Equity Funds for the periods ended prior to August 31, 2000 were audited by other independent auditors who have ceased operations. Those independent auditors expressed an unqualified opinion on the financial statements in their report dated October 8, 1999.

PricewaterhouseCoopers LLP

Boston, Massachusetts

October 22, 2003

Trustee and Officers (Unaudited)

Independent Trustees

				Number of
		Term of		Portfolios in	Other
		Office and		Fund Complex	Directorships
	Position(s) Held	Length of	Principal Occupation(s)	Overseen by	Held by
Name, Address and Age[1]	with the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Trustee[5]

Ashok N. Bakhru Age: 61	Chairman & Trustee	Since 1991	President, ABN Associates (July 1994-March 1996 and November 1998-Present); Executive Vice President — Finance and Administration and Chief Financial Officer, Coty Inc. (manufacturer of fragrances and cosmetics) (April 1996-November 1998); Director of Arkwright Mutual Insurance Company (1984-1999); Trustee of International House of Philadelphia (program center and residential community for students and professional trainees from the United States and foreign countries) (1989-Present); Member of Cornell University Council (1992-Present); Trustee of the Walnut Street Theater (1992-Present); Trustee, Scholarship America (1998-Present); Director, Private Equity Investors-III and IV (November 1998-Present), and Equity-Limited Investors II (April 2002-Present); and Chairman, Lenders Service Inc. (provider of mortgage lending services) (2000-Present).	62	None
			Chairman of the Board and Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).

Patrick T. Harker Age: 44	Trustee	Since 2000	Dean and Reliance Professor of Operations and Information Management, The Wharton School, University of Pennsylvania (February 2000-Present); Interim and Deputy Dean, The Wharton School, University of Pennsylvania (July 1999-Present); and Professor and Chairman of Department of Operations and Information Management, The Wharton School, University of Pennsylvania (July 1997-August 2000).	62	None
			Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).

Mary P. McPherson Age: 68	Trustee	Since 1997	Vice President, The Andrew W. Mellon Foundation (provider of grants for conservation, environmental and educational purposes) (October 1997-Present); Director, Smith College (1998-Present); Director, Josiah Macy, Jr. Foundation (health educational programs) (1977-Present); Director, Philadelphia Contributionship (insurance) (1985-Present); Director Emeritus, Amherst College (1986-1998); Director, The Spencer Foundation (educational research) (1993-February 2003); member of PNC Advisory Board (banking) (1993-1998); and Director, American School of Classical Studies in Athens (1997-Present).	62	None

			Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).

Wilma J. Smelcer Age: 54	Trustee	Since 2001	Chairman, Bank of America, Illinois (banking) (1998-January 2001); and Governor, Board of Governors, Chicago Stock Exchange (national securities exchange) (April 2001-Present).	62	None
			Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).

Richard P. Strubel Age: 64	Trustee	Since 1987	President, COO and Director Unext, Inc. (provider of educational services via the internet) (1999-Present); Director, Cantilever Technologies, Inc. (a private software company) (1999-Present); Trustee, The University of Chicago (1987-Present); and Managing Director, Tandem Partners, Inc. (management services firm) (1990-1999). Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).	62	Gildan Activewear Inc. (an activewear clothing marketing and manufacturing company); Unext, Inc. (provider of educational services via the internet); Northern Mutual Fund Complex (53 Portfolios).

Interested Trustees

				Number of
		Term of		Portfolios in	Other
		Office and		Fund Complex	Directorships
	Position(s) Held	Length of	Principal Occupation(s)	Overseen by	Held by
Name, Address and Age[1]	with the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Trustee[5]

*Gary D. Black Age: 43	Trustee	Since 2002	Managing Director, Goldman Sachs (June 2001-Present); Executive Vice President, AllianceBernstein (investment adviser) (October 2000-June 2001); Managing Director, Global Institutional Investment Management, Sanford Bernstein (investment adviser) (January 1999-October 2000); and Senior Research Analyst Sanford Bernstein (investment adviser) (February 1992- December 1998).	62	None

			Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).

*James A. McNamara Age: 40	Trustee & Vice President	Since 2002 Since 2001	Managing Director, Goldman Sachs (December 1998-Present); Director of Institutional Fund Sales, GSAM (April 1998-December 2000); and Senior Vice President and Manager, Dreyfus Institutional Service Corporation (January 1993-April 1998).	62	None

			Vice President — Goldman Sachs Mutual Fund Complex (registered investment companies).

			Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).

*Alan A. Shuch Age: 53	Trustee	Since 1990	Advisory Director — GSAM (May 1999- Present); Consultant to GSAM (December 1994-May 1999); and Limited Partner, Goldman Sachs (December 1994-May 1999).	62	None

			Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).

*Kaysie P. Uniacke Age: 42	Trustee & President	Since 2001 Since 2002	Managing Director, GSAM (1997-Present). Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies). President — Goldman Sachs Mutual Fund Complex (2002-Present) (registered investment companies). Assistant Secretary — Goldman Sachs Mutual Fund Complex (1997-2002) (registered investment companies).	62	None

*	These persons are considered to be “Interested Trustees” because they hold positions with Goldman Sachs and own securities issued by The Goldman Sachs Group, Inc. Each Interested Trustee holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.

[1]	Each Trustee may be contacted by writing to the Trustee, c/o Goldman Sachs, One New York Plaza, 37th Floor, New York, New York, 10004, Attn: Howard B. Surloff.

[2]	The Trust is a successor to a Massachusetts business trust that was combined with the Trust on April 30, 1997.

[3]	Each Trustee holds office for an indefinite term until the earliest of: (a) the election of his or her successor; (b) the date the Trustee resigns or is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Declaration of Trust; (c) the date the Trustee attains the age of 72 years (in accordance with the current resolutions of the Board of Trustees, which may be changed by the Trustees without shareholder vote); or (d) the termination of the Trust.

[4]	The Goldman Sachs Mutual Fund Complex consists of the Trust and Goldman Sachs Variable Insurance Trust. As of August 31, 2003, the Trust consisted of 56 portfolios, including the Funds described in this Annual Report, and Goldman Sachs Variable Insurance Trust consisted of 6 portfolios.

[5]	This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934 (i.e., “public companies”) or other investment companies registered under the Act.

Additional information about the Trustees is available in the Funds’ Statement of Additional Information which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States): 1-800-292-4726.

Officers of the Trust*

Term of
Office and
	Position(s) Held	Length of
Name, Address and Age	with the Trust	Time Served[1]	Principal Occupation(s) During Past 5 Years

Kaysie P. Uniacke 32 Old Slip New York, NY 10005 Age: 42	President & Trustee	Since 2002 Since 2001	Managing Director, GSAM (1997-Present). Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies). President — Goldman Sachs Mutual Fund Complex (registered investment companies).
Assistant Secretary — Goldman Sachs Mutual Fund Complex (1997-2002) (registered investment companies).

John M. Perlowski 32 Old Slip New York, NY 10005 Age: 38	Treasurer	Since 1997	Vice President, Goldman Sachs (July 1995-Present). Treasurer — Goldman Sachs Mutual Fund Complex (registered investment companies).

James A. Fitzpatrick 4900 Sears Tower Chicago, IL 60606 Age: 43	Vice President	Since 1997	Managing Director, Goldman Sachs (October 1999- Present); and Vice President of GSAM (April 1997-December 1999). Vice President — Goldman Sachs Mutual Fund Complex (registered investment companies).

James A. McNamara 32 Old Slip New York, NY 10005 Age: 40	Vice President & Trustee	Since 2001 Since 2002	Managing Director, Goldman Sachs (December 1998-Present); Director of Institutional Fund Sales, GSAM (April 1998-December 2000); and Senior Vice President and Manager, Dreyfus Institutional Service Corporation (January 1993-April 1998).

Vice President — Goldman Sachs Mutual Fund Complex (registered investment companies).

Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).

Howard B. Surloff One New York Plaza 37th Floor New York, NY 10004 Age: 38	Secretary	Since 2001	Managing Director, Goldman Sachs (November 2002-Present); Associate General Counsel, Goldman Sachs and General Counsel to the U.S. Funds Group (December 1997-Present).

Secretary — Goldman Sachs Mutual Fund Complex (registered investment companies) (2001-Present) and Assistant Secretary prior thereto.

[1]	Officers hold office at the pleasure of the Board of Trustees or until their successors are duly elected and qualified. Each officer holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.

*	Represents a partial list of officers of the Trust. Additional information about all the officers is available in the Funds’ Statement of Additional Information which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States): 1-800-292-4726.

Goldman Sachs Trust — Value Equity Funds — Tax Information (unaudited)

       For the year ended August 31, 2003, 100% of the dividends paid from net investment company taxable income by the Large Cap Value, Growth and Income, Mid Cap Value, and Small Cap Value Funds qualify for the dividends received deduction available to corporations.

       Pursuant to Section 852 of the Internal Revenue Code, the Mid Cap Value and Small Cap Value Funds designate $16,272,542 and $804,510, respectively, as capital gain dividends paid during the year ended August 31, 2003 taxed at a maximum rate of 20%.

       The Growth and Income Fund designates 100% of the dividends it paid during 2003 from net investment company taxable income as qualifying for the reduced tax rate under the Jobs and Growth Tax Relief and Reconciliation Act of 2003.

F U N D S P R O F I L E Goldman Sachs Funds Goldman Sachs is a premier financial services firm, known since 1869 for creating thoughtful and customized investment solutions in complex global markets. Today, Goldman Sachs Asset Management, L.P. and other units of the Investment Management Division of Goldman Sachs serve a diverse set of clients worldwide, including private institutions, public entities and individuals. With portfolio management teams located around the world — and $335.8 billion in assets under management as of THE GOLDMANJune 30, 2003 — our investment professionals bring firsthand knowledge of local markets SACHS ADVANTAGEto every investme nt decision, making us one of the few truly global asset managers. Our goal is to deliver: G O L D M A N S A C H S F U N D S Strong, Consistent In building a globally diversified Investment Results portfolio, you can select from more than 50 Goldman Sachs Funds and gain access Global Resources and Global Researchto investment opportunities across borders, investment styles, asset classes Team Approach and security capitalizations. Disciplined Processes Innovative, Value-Added Investment Products Thoughtful Solutions Risk Management Outstanding Client Service Domestic Equity Funds Small Cap Value Fund Dedicated ServiceAsset Allocation Funds CORESM Small Cap Equity Fund TeamsBalanced Fund Mid Cap Value Fund Excellence andAsset Allocation Portfolios Concentrated Growth Fund IntegrityInternational Equity Funds Growth Opportunities FundFixed Income Funds Asia Growth Fund Research Select FundSMHigh Yield Fund Emerging Markets Equity Fund Strategic Growth FundHigh Yield Municipal Fund International Growth Capital Growth FundGlobal Income Fund Opportunities Fund Large Cap Value FundCore Fixed Income Fund Japanese Equity Fund Growth and Income FundMunicipal Income Fund European Equity Fund CORESM Large Cap Growth FundGovernment Income Fund International Equity Fund CORESM Large Cap Value FundShort Duration Tax-Free Fu nd CORESM International Equity Fund CORESM U.S. Equity FundShort Duration Government Fund Ultra-Short Duration Government Specialty Funds Fund Internet Tollkeeper FundSM Enhanced Income Fund CORESM Tax-Managed Equity Fund Real Estate Securities FundMoney Market Funds1 1An investment in a money market fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Funds. The Goldman Sachs Research Select FundSM, Internet Tollkeeper FundSM and CORESM are service marks of Goldman, Sachs & Co.

GOLDMAN SACHS ASSET MANAGEMENT, L.P. 32 OLD SLIP, 17TH FLOOR, NEW YORK, NEW YORK 10005 T R U S T E E SO F F I C E R S Ashok N. Bakhru, ChairmanKaysie P. Uniacke, President Gary D. BlackJames A. Fitzpatrick, Vice President Patrick T. HarkerJames A. McNamara, Vice President James A. McNamaraJohn M. Perlowski, Treasurer Mary Patterson McPhersonHoward B. Surloff, Secretary Alan A. Shuch Wilma J. Smelcer Richard P. Strubel Kaysie P. Uniacke G O L D M A N , S AC H S & CO.G O L D M A N S AC H S A S S E T M A N AG E M E N T, L . P. Distributor and Transfer AgentInvestment Adviser Visit our internet address: www.gs.com/funds The reports concerning the Funds included in this shareholder report may contain certain forward-looking statements about the factors that may affect the performance of the Funds in the future. These statements are based on Fund management’s predictions and expectations concerning certain future events and their expected impact on the Funds, such as performance of the economy as a whole and of specific industry sectors, changes in the levels of interest rates, the impact of developing world events, and other factors that may influence the future performance of the Funds. Management believes these forward-looking statements to be reasonable, although they are inherently uncertain and difficult to predict. Actual events may cause adjustments in portfolio management strategies from those currently expected to be employed. This material is not authorized for distribution to prospective investors unless preceded or accompanied by a current Prospectus for the Funds. Investors should read the Prospectus carefully before investing or sending money. Holdings are as of August 31, 2003 and are subject to change in the future. Fund holdings of stocks or bonds should not be relied on in making investment decisions and should not be construed as research or investment advice regarding particular securities. The Fund is subject to the risk of rising and falling stock prices. In recent years, the U.S. stock market has experienced substantial price volatility. The Large Cap Value, Mid Cap Value and Small Cap Value Funds may participate in the Initial Public Offering (IPO) market, and a portion of the Funds’ returns consequently may be attributable to their investment in IPOs, which may have a magnified impact due to the Funds’ small asset bases. As the Funds’ assets grow, it is probable that the effect of the Funds’ investment in IPOs on their total returns may not be as significant. Stocks of smaller companies are often more volatile and present greater risks than stocks of larger companies. At times, the Goldman Sachs Small Cap Value Fund may be unable to sell certain of its portfolio securities without a substantial drop in price, if at all. Goldman, Sachs & Co. is the distributor of the Fund. Copyright 2003 Goldman, Sachs & Co. All rights reserved. Date of first use: October 30, 2003 / 03-1557VALUEAR / 120K / 10-03